AGREEMENT AND PLAN OF MERGER
                                  by and among
                               OMNICOM GROUP INC.,
                              KCI ACQUISITION INC.
                                       and
                      KETCHUM COMMUNICATIONS HOLDINGS, INC.

                              Dated March 7, 1996

                                TABLE OF CONTENTS

                                    ARTICLE I
                                   THE MERGER

Section   1.1       The Merger...............................................  1
Section   1.2       Effective Time...........................................  2
Section   1.3       Articles of Incorporation and By-Laws of the
                    Surviving Corporation....................................  2
          1.3.1     Articles of Incorporation................................  2
          1.3.2     By-Laws                                                    2
Section   1.4       Directors and Officers of the Surviving Corporation......  2
          1.4.1     Directors of the Surviving Corporation...................  2
          1.4.2     Officers of the Surviving Corporation....................  2

                                   ARTICLE II
                              CONVERSION OF SHARES

Section   2.1       Conversion of Capital Stock..............................  2
          2.1.1     Conversion Prices; Market Value..........................  2
          2.1.2     Conversion of Capital Stock..............................  3
Section   2.2       Surrender of Company Stock and Issuance of
                    Omnicom Stock............................................  4
Section   2.3       No Fractional Shares.....................................  5
Section   2.4       Dividends................................................  5
Section   2.5       Certificates in Shareholder's Name.......................  5
Section   2.6       Closing..................................................  5
Section   2.7       Escrow Agreement.........................................  6

                                   ARTICLE III
                         REPRESENTATIONS OF THE COMPANY

Section   3.1       Execution and Validity of Agreement......................  6
Section   3.2       Capitalization, Existence and Good Standing of
                    the Company..............................................  7
          3.2.1     Capitalization ..........................................  7
          3.2.2     Existence and Good Standing..............................  7
Section   3.3       Subsidiaries and Investments.............................  7
Section   3.4       Financial Statements and No Material Changes.............  8
Section   3.5       Books and Records........................................  9
Section   3.6       Title to Properties; Encumbrances........................  9
Section   3.7       Owned and Leased Real Property and Leased
                    Personal Property........................................  9
          3.7.1     Real Property and Personal Property Leases...............  9
          3.7.2     Owned Real Property...................................... 10
          3.7.3     Environmental Matters.................................... 11
Section   3.8       Contracts................................................ 11
Section   3.9       Non-Contravention; Approvals and Consents................ 12
          3.9.1     Non-Contravention........................................ 12
          3.9.2     Approvals and Consents................................... 13
Section   3.10      Litigation............................................... 13
Section   3.11      Taxes.................................................... 14
          3.11.1    Taxes ................................................... 14

                                       i
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Section   3.12      Liabilities.............................................. 15
Section   3.13      Insurance................................................ 15
Section   3.14      Intellectual Properties.................................. 15
Section   3.15      Compliance with Laws; Licenses and Permits............... 16
          3.15.1    Compliance .............................................. 16
          3.15.2    Licenses ................................................ 16
Section   3.16      Client Relations......................................... 16
Section   3.17      Accounts Receivable; Work-in-Process;
                    Accounts Payable......................................... 16
Section   3.18      Employment Relations..................................... 17
Section   3.19      Employee Benefit Matters................................. 18
          3.19.1    List of Plans ........................................... 18
          3.19.2    Multi-Employer Plans..................................... 18
          3.19.3    Severance ............................................... 19
          3.19.4    Welfare Benefit Plans.................................... 19
          3.19.5    Administrative Compliance................................ 19
          3.19.6    Tax-Qualification........................................ 19
          3.19.7    Funding; Excise Taxes.................................... 20
          3.19.8    Tax Deductions .......................................... 20
Section   3.20      Interests in Customers, Suppliers, Etc................... 20
Section   3.21      Bank Accounts and Powers of Attorney..................... 21
Section   3.22      Compensation of Employees................................ 21
Section   3.23      No Changes Since the Balance Sheet Date.................. 21
Section   3.24      Vote Required............................................ 22
Section   3.25      Corporate Controls....................................... 22
Section   3.26      Information Supplied..................................... 22
Section   3.27      Brokers.................................................. 23
Section   3.28      Transaction Costs........................................ 23
Section   3.29      Accounting Matters....................................... 23
Section   3.30      Copies of Documents; Schedules........................... 23

                                   ARTICLE IV
                     REPRESENTATIONS OF OMNICOM AND OMNISUB

Section   4.1       Existence and Good Standing.............................. 23
Section   4.2       Execution and Validity of Agreements..................... 24
Section   4.3       Non-Contravention; Approvals and Consents................ 24
          4.3.1     Non-Contravention........................................ 24
          4.3.2     Approvals and Consents................................... 24
Section   4.4       Omnicom Stock............................................ 24
Section   4.5       Financial Statements and No Material Changes............. 25
Section   4.6       Litigation............................................... 25
Section   4.7       Brokers.................................................. 25
Section   4.8       Information Supplied..................................... 25
Section   4.9       OmniSub.................................................. 26
Section   4.10      Copies of Documents; Schedules........................... 26

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                                    ARTICLE V
                            COVENANTS OF THE COMPANY

Section   5.1       Regulatory and Other Approvals........................... 26
Section   5.2       HSR Filings.............................................. 27
Section   5.3       Full Access.............................................. 27
Section   5.4       No Solicitations......................................... 27
Section   5.5       Conduct of Business...................................... 27
Section   5.6       Financial Information.................................... 29
Section   5.7       Notice and Cure.......................................... 30
Section   5.8       Consultation............................................. 30
Section   5.9       Company Shareholders' Approval........................... 30
Section   5.10      Tax Returns.............................................. 31
Section   5.11      Fulfillment of Conditions................................ 31
Section   5.12      Repayment of Indebtedness................................ 31
Section   5.13      Tax Opinion.............................................. 31
Section   5.14      Amendment of Profit Sharing Plan......................... 31

                                   ARTICLE VI
                        COVENANTS OF OMNICOM AND OMNISUB

Section   6.1       Regulatory and Other Approvals........................... 32
Section   6.2       HSR Filings.............................................. 32
Section   6.3       Financial Information and Reports........................ 32
Section   6.4       Notice and Cure.......................................... 32
Section   6.5       Fulfillment of Conditions................................ 33
Section   6.6       Blue Sky; New York Stock Exchange Listing................ 33
Section   6.7       Exchange Act Filings..................................... 33
Section   6.8       Indemnification of Directors and Officers................ 33

                                   ARTICLE VII
                                MUTUAL COVENANTS

Section   7.1       Preparation of Registration Statement.................... 34
Section   7.2       Affiliates Representation Letters........................ 34
Section   7.3       Reasonable Efforts to Consummate Transaction............. 34
Section   7.4       Public Announcements..................................... 34
Section   7.5       Transfer Tax Compliance.................................. 35

                                  ARTICLE VIII
                CONDITIONS TO OBLIGATIONS OF OMNICOM AND OMNISUB

Section   8.1       Representations and Warranties........................... 35
Section   8.2       Good Standing Certificates............................... 35
Section   8.3       Performance.............................................. 35
Section   8.4       Certified Resolutions.................................... 36
Section   8.5       Registration Statement; New York Stock
                    Exchange Listing......................................... 36
Section   8.6       Company Shareholders' Approval and
                    Dissenters' Rights....................................... 36
Section   8.7       No Injunctions or Restraints............................. 36
Section   8.8       Regulatory Consents and Approvals........................ 36
Section   8.9       Required Approvals, Notices and Consents................. 36
Section   8.10      Pooling of Interests Accounting.......................... 36

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

Section   8.11      Opinion of Counsel....................................... 37
Section   8.12      Escrow Agreement......................................... 37
Section   8.13      Employment Agreements.................................... 37
Section   8.14      Non-Competition Agreements............................... 37
Section   8.15      Affiliates Representation Letters........................ 37
Section   8.16      Material Adverse Effect.................................. 37
Section   8.17      Proceedings.............................................. 37
Section   8.18      No Withholding Certificate............................... 37
Section   8.19      Tax Opinion.............................................. 44
Section   8.20      Waivers.................................................. 37

                                   ARTICLE IX
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

Section   9.1       Representations and Warranties........................... 38
Section   9.2       Good Standing Certificates............................... 38
Section   9.3       Performance.............................................. 38
Section   9.4       Certified Resolutions.................................... 38
Section   9.5       Registration Statement, New York Stock
                    Exchange Listing......................................... 38
Section   9.6       Company Shareholders' Approval........................... 38
Section   9.7       No Injunctions or Restraints............................. 38
Section   9.8       Regulatory Consents and Approvals........................ 39
Section   9.9       Opinion of Counsel....................................... 39
Section   9.10      Escrow Agreement......................................... 39
Section   9.11      Material Adverse Effect.................................. 39
Section   9.12      Proceedings.............................................. 39
Section   9.13      Tax Opinion.............................................. 39

                                    ARTICLE X
                              ADDITIONAL AGREEMENTS

Section   10.1      Termination.............................................. 39
Section   10.2      Effect of Termination.................................... 40

                                   ARTICLE XI
                            SURVIVAL; INDEMNIFICATION

Section   11.1      Survival................................................. 40
Section   11.2      Obligation to Indemnify.................................. 41
Section   11.3      Indemnification Procedures............................... 41
          11.3.1    Notice of Asserted Liability............................. 41
          11.3.2    Defense of Asserted Liability............................ 41
          11.3.3    Cooperation ............................................. 41
          11.3.4    Settlements ............................................. 41
Section   11.4      Limitations on Indemnification........................... 42
          11.4.1    Indemnity Cushion........................................ 42
          11.4.2    Termination of Indemnification Obligations
                    and Other Limitations.................................... 42
          11.4.3    Treatment ............................................... 42

                                       iv
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                                   ARTICLE XII
                                  MISCELLANEOUS

Section   12.1      Expenses................................................. 43
Section   12.2      Governing Law............................................ 43
Section   12.3      Person Defined........................................... 43
Section   12.4      Knowledge Defined........................................ 43
Section   12.5      Affiliate Defined........................................ 43
Section   2.6       Captions................................................. 43
Section   12.7      Confidentiality.......................................... 43
Section   12.8      Notices.................................................. 44
Section   12.9      Parties in Interest...................................... 44
Section   12.10     Severability............................................. 44
Section   12.11     Counterparts............................................. 45
Section   12.12     Entire Agreement......................................... 45
Section   12.13     Amendment................................................ 45
Section   12.14     Third Party Beneficiaries................................ 45
Section   12.15     Extension; Waiver........................................ 45
Section   12.16     Exchange Rate; Use of Terms.............................. 45

                                    EXHIBITS

         Exhibit A            Escrow Agreement
         Exhibit B            Affiliates Representation Letter
         Exhibit C-1          Opinion of Babst Calland Clements and Zomnir
         Exhibit C-2          Opinion of Ronald G. Cruikshank, Esq.
         Exhibit D-1          Opinion of Davis & Gilbert
         Exhibit D-2          Opinion of Cohen & Grigsby, P.C.


                                    SCHEDULES

         Schedule 1.4         Directors and Officers
         Schedule 3.2         Capitalization
         Schedule 3.3         Subsidiaries
         Schedule 3.4         Financial Statements
         Schedule 3.5         Books and Records
         Schedule 3.6         Title to Properties; Encumbrances
         Schedule 3.7.1       Real Property and Personal Property Leases
         Schedule 3.7.2       Owned Real Property
         Schedule 3.7.3       Environmental Matters
         Schedule 3.8         Contracts
         Schedule 3.9.1       Restrictive Documents
         Schedule 3.9.2       Regulatory and Other Approvals
         Schedule 3.10        Litigation
         Schedule 3.11        Taxes
         Schedule 3.13        Insurance
         Schedule 3.14        Intellectual Properties
         Schedule 3.16.1      Twenty Largest Clients
         Schedule 3.19        Employee Benefit Plans
         Schedule 3.20        Interests in Customers, Suppliers, etc.
         Schedule 3.21        Bank Accounts and Powers of Attorney
         Schedule 3.22        Compensation of Employees
         Schedule 3.23        Changes Since the Balance Sheet Date
         Schedule 3.27        Brokers
         Schedule 4.3.2       Approvals, Notices and Consents of Company
         Schedule 5.12        Repayment of Indebtedness
         Schedule 8.13        Employment Agreements
         Schedule 8.14        Non-Competition Agreements

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                             Index of Defined Terms

Term                                                                        Page
----                                                                        ----

Acquisition Proposal.........................................................33
Advisors.....................................................................33
Affiliate....................................................................53
Agreement.....................................................................1
Articles of Merger............................................................2
Asserted Liability...........................................................50
Balance Sheet................................................................10
Balance Sheet Date...........................................................11
Claims Notice................................................................50
Closing.......................................................................7
Closing Date..................................................................7
Code..........................................................................1
Common Stock Conversion Price.................................................3
Company.......................................................................1
Company Affiliates...........................................................42
Company Common Stock..........................................................4
Company Preferred Stock.......................................................4
Company Shareholders..........................................................5
Company Shareholders' Approval...............................................37
Company Stock.................................................................5
Constituent Corporations......................................................2
Contracts....................................................................16
Dissenting Share..............................................................5
Effective Time................................................................2
Environmental Laws...........................................................14
ERISA........................................................................21
ERISA Affiliate..............................................................22
Escrow Agent..................................................................7
Escrow Agreement..............................................................7
Exchange Act.................................................................16
Execution Date................................................................1
GAAP.........................................................................10
Gains Tax....................................................................42
General Escrow Fund...........................................................7
Governmental or Regulatory Authority.........................................16
HSR Act......................................................................16
Hazardous Material...........................................................14
Indemnified Parties..........................................................50
Information Statement........................................................27
Intellectual Property........................................................19
IRS..........................................................................18
KCI..........................................................................19

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Term                                                                        Page
----                                                                        ----

Knowledge....................................................................52
Laws.........................................................................16
Leases.......................................................................12
Letter of Transmittal.........................................................5
Liabilities..................................................................18
Licenses.....................................................................20
Lien.........................................................................10
Losses.......................................................................50
Market Value..................................................................3
Material Adverse Effect.......................................................9
Merger........................................................................1
Multi-Employer Plan..........................................................22
Multiple Employer Plan.......................................................22
Omnicom.......................................................................1
Omnicom Certificates..........................................................5
Omnicom Stock.................................................................3
OmniSub.......................................................................1
OmniSub Common Stock..........................................................4
Options.......................................................................9
Orders.......................................................................16
Owned Real Property..........................................................12
PBGC.........................................................................24
PBCL..........................................................................2
Permitted Liens..............................................................11
Person.......................................................................52
Plan.........................................................................22
Potential Acquiror...........................................................33
Preferred Stock Conversion Price..............................................3
Profit Sharing Plan..........................................................27
Prospectus Materials.........................................................41
Registration Statement.......................................................27
Related Group................................................................25
Representative...............................................................37
SEC..........................................................................16
SEC Reports..................................................................30
Securities Act...............................................................16
Special Escrow Fund...........................................................7

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Term                                                                        Page
----                                                                        ----

Special Meeting..............................................................37
Subsidiary....................................................................9
Surviving Corporation.........................................................2
Surviving Corporation Common Stock............................................4
Taxes........................................................................17
Termination Date.............................................................51
Third Party Claim............................................................50
Title IV Plan................................................................24
Transaction Costs............................................................28
Transfer Agent................................................................5
Transfer Taxes...............................................................42
VAT..........................................................................17
Voting Shareholders..........................................................37

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Agreement") dated March 7, 1996 (the "Execution Date") by and among OMNICOM GROUP INC., a New York corporation ("Omnicom"); KCI ACQUISITION INC., a Pennsylvania corporation and wholly-owned subsidiary of Omnicom ("OmniSub"); and KETCHUM COMMUNICATIONS HOLDINGS, INC., a Pennsylvania corporation (the "Company").

                                   WITNESSETH:

     WHEREAS, the Boards of Directors of Omnicom, OmniSub and the Company each have determined that it is advisable and in the best interests of the corporations and their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which OmniSub would merge with and into the Company and the Company would become a subsidiary of Omnicom (the "Merger") upon the terms and subject to the conditions of this Agreement;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS,   Omnicom,   OmniSub  and  the  Company  desire  to  make  certain
representations, warranties, covenants and agreements in connection with the Merger, and to prescribe various conditions to the Merger; and

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, Omnicom, OmniSub and the Company hereby agree as follows:

                              ARTICLE I THE MERGER

                                   THE MERGER

     Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), OmniSub shall be merged with and into the Company and the separate corporate existence of OmniSub shall thereupon cease. The Company shall be the successor or surviving corporation in the Merger (sometimes herein referred to as the "Surviving Corporation"), shall continue to be governed by the laws of the Commonwealth of Pennsylvania, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in Section 1921 of the Pennsylvania Business Corporation Law ("PBCL"). OmniSub and the Company are sometimes herein referred to as the "Constituent Corporations".

     Section 1.2 Effective Time. Omnicom, OmniSub and the Company will cause an appropriate Articles of Merger, including a summary Plan of Merger (collectively, the "Articles of Merger") to be executed and filed on the date of the Closing (as defined in Section 2.6) with the Pennsylvania Department of State as provided in Section 1927 of the PBCL. The Merger shall become effective on the date on which the Articles of Merger have been duly filed with the Pennsylvania Department of State or such other time as is agreed upon by the parties and specified in the Articles of Merger, and such time is hereinafter referred to as the "Effective Time."

     Section 1.3 Articles of Incorporation and By-Laws of the Surviving Corporation

     1.3.1 Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Articles of Incorporation of OmniSub immediately prior to the Effective Time (except that the name of the Surviving Corporation shall remain "Ketchum Communications Holdings, Inc.").

     1.3.2 By-Laws. The By-laws of the Surviving Corporation shall be amended at and as of the Effective Time to read as did the By-laws of OmniSub immediately prior to the Effective Time, and such By-laws shall become the By-laws of the Surviving Corporation.


     Section 1.4 Directors and Officers of the Surviving Corporation


     1.4.1 Directors of tDirectors of the Surviving Corporation. The directors of the Surviving Corporation at the Effective Time shall, from and after the Effective Time, be the persons listed in Part 1 of Schedule 1.4 until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-laws.

     1.4.2 Officers of the Surviving Corporation. The officers of the Surviving Corporation shall, from and after the Effective Time, be the persons listed in
Part 2 of Schedule 1.4 until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-laws.

                                   ARTICLE II

                              CONVERSION OF SHARES

     Section 2.1 Conversion of Capital Stock

     2.1.1 Conversion Prices; Market Value. For purposes of this Agreement, the following terms shall have the following meanings:

          (a) The "Common Stock Conversion Price" shall be an amount calculated by dividing $44,940,000 by the number of shares of Company Common Stock (as defined below) outstanding at the Effective Time of the Merger.

          (b) The "Preferred Stock Conversion Price" shall be $1,000.

          (c) The "Market Value" of shares of common stock, $0.50 par value, of Omnicom ("Omnicom Stock") shall be the average of the closing prices per share of the Omnicom Stock reported on the New York Stock Exchange for the 20 consecutive trading days ending three business days immediately prior to the date of the Special Meeting referred to in Section 5.9. The closing price for each day shall be the closing price on the New York Stock Exchange Consolidated Tape (or any successor composite tape reporting transactions on the New York Stock Exchange) or, if such a composite tape shall not be in use or shall not report transactions in the Omnicom Stock, or if the Omnicom Stock shall be listed on a stock exchange other than the New York Stock Exchange, the last reported sales price regular way on the principal national securities exchange on which the Omnicom Stock shall be listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of the Omnicom Stock has been traded during such twenty consecutive business days)or, in either case, if there is no transaction on any such day, the average of the bid and asked prices regular way on such day. The New York Stock Exchange closing prices of the Omnicom Stock used in determining the Market Value, as provided above, shall be appropriately adjusted for the effect of any recapitalization, reclassification, split-up, stock dividend, combination or reverse split with respect to the Omnicom Stock which occurs during the 20 consecutive trading days ending three business days immediately preceding the date of the Special Meeting.

     2.1.2 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a) Each issued and outstanding share of the common stock, stated value $0.005 per share, of OmniSub ("OmniSub Common Stock") shall be converted into and become one fully paid and non-assessable share of common stock, no par value per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate representing outstanding shares of OmniSub Common Stock shall at the Effective Time represent an equal number of shares of Surviving Corporation Common Stock.

          (b) All shares of common stock, stated value $0.005 per share, of the Company ("Company Common Stock") that are owned by the Company as treasury stock shall be canceled and retired and shall cease to exist and no stock of Omnicom or other consideration shall be delivered in exchange therefor.

          (c) Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1.2(b) and other than Dissenting Shares (as defined in Section 2.1.2(f)) shall be converted into the right to receive such number of fully paid and non-assessable shares of Omnicom Stock the value of which, determined by using the Market Value, shall equal the Common Stock Conversion Price. All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares, shall cease to have any rights with respect thereto, except subject to the terms of the Escrow Agreement referred to in Section 2.7, the right to receive the shares of Omnicom Stock and any cash in lieu of fractional shares of Omnicom Stock to be issued or paid in consideration therefor (determined in accordance with Section 2.3), upon the surrender of such certificate in accordance with
     Section 2.2, without interest.

          (d) Each issued and outstanding share of Series A Preferred Stock, $100 par value per share, of the Company ("Company Preferred Stock") shall be converted into the right to receive such number of shares of Omnicom Stock the value of which, determined by using the Market Value, shall equal the Preferred Stock Conversion Price.

          (e) All shares of Company Preferred Stock that are owned by the Company as treasury stock shall be canceled and retired and cease to exist and no stock of Omnicom or other consideration shall be delivered in exchange therefor.

          (f) (i) Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Common Stock, the holder of which has not voted in favor of the Merger, has perfected such holder's right to an appraisal of such holder's shares in accordance with the applicable provisions of the PBCL and has not effectively withdrawn or lost such right of appraisal (a "Dissenting Share"), shall not be converted into or represent a right to receive shares of Omnicom Stock pursuant to Section 2.1.2(c), but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the PBCL; provided, however, that any Dissenting Shares held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the PBCL shall be deemed to be converted into, as of the Effective Time, the right to receive shares of Omnicom Stock pursuant to Section 2.1.2(c).

          (ii) The Company shall give Omnicom (x) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of the PBCL relating to the appraisal process received by the Company and (y) the opportunity to direct all negotiations and proceedings with respect to any demands for appraisal under the PBCL. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Omnicom, settle or offer to settle any such demands.

     Section 2.2 Surrender of Company Stock and Issuance of Omnicom Stock. At the Closing, or as soon as practicable thereafter, each holder of record of shares of Company Common Stock and/or Company Preferred Stock (collectively, "Company Stock") at the Effective Time (collectively, the "Company Shareholders") whose shares are converted pursuant to Section 2.1.2(c) and/or 2.1.2(d), as the case may be, shall surrender the certificate or certificates representing such shares of Company Stock to Omnicom's transfer agent (currently Chemical Mellon Shareholder Services) (the "Transfer Agent"), together with a duly executed letter of transmittal in a form mutually acceptable to Omnicom and the Company (the "Letter of Transmittal"), which certificate or certificates shall be duly endorsed in the manner described in such Letter of Transmittal. In exchange therefor, subject to the provisions of the Escrow Agreement described in Section 2.7 below, each of the Company Shareholders shall receive, on or as soon as practicable after the Closing Date (as defined in Section 2.6), a certificate or certificates representing the number of whole shares of Omnicom Stock into which the shares of the Company Stock theretofore represented by the certificate or certificates so surrendered shall have been converted and exchanged as provided in Section 2.1.2(c) or 2.1.2(d), as the case may be, and, in addition, cash in lieu of any fractional shares of Omnicom Stock as provided in Section 2.3 below, and the certificate(s) so surrendered shall forthwith be canceled. Prior to the Closing Date, Omnicom shall requisition from the Transfer Agent a sufficient number of stock certificates (the "Omnicom Certificates") representing the total number of shares of Omnicom Stock to which the Company Shareholders are entitled as provided in Sections 2.1.2(c) and 2.1.2(d) above. On the Closing Date, subject to the provisions of the Escrow Agreement described in Section 2.7, Omnicom shall direct the Transfer Agent pursuant to irrevocable instructions reasonably acceptable to the Company to mail each Company Shareholder upon receipt by the Transfer Agent of an executed Letter of Transmittal from such Company Shareholder, by first-class mail in accordance with the instructions of such Company Shareholder as set forth in his Letter of Transmittal, such Omnicom Certificates, and Omnicom shall forward the cash payment in lieu of fractional shares (if any) that such Company Shareholder is entitled to receive pursuant to Section 2.3. If any Company Shareholder shall report to the Transfer Agent that his failure to surrender certificates representing shares of Company Stock registered in his name is due to the loss, misplacement or destruction of such a certificate or certificates, Omnicom shall require such Company Shareholder to furnish an affidavit of loss and indemnity satisfactory to it. Upon receipt by the Transfer Agent of such affidavit and indemnity, such Company Shareholder shall be entitled to receive the Omnicom Certificates and cash in lieu of fractional shares, (if any) to which such Company Shareholder is entitled pursuant to the terms of this Article II and such lost, misplaced or destroyed certificate(s) shall forthwith be canceled. Until surrendered as contemplated by this Section 2.2, each certificate evidencing shares of Company Stock shall be deemed at any time after the Effective Time for all corporate purposes of Omnicom, except as limited by
Section 2.4 below, to represent ownership of the number of shares of Omnicom Stock into which the number of shares of Company Stock shown thereon have been converted as contemplated by this Article II.

     Section 2.3 No Fractional Shares. In order to avoid the expense and inconvenience of issuing fractional shares, neither certificates nor scrip for fractional shares of Omnicom Stock will be issued, but in lieu thereof each Company Shareholder who otherwise would have been entitled to a fraction of a share of Omnicom Stock will be paid the cash value of such fraction of a share based upon the Market Value of the Omnicom Stock as determined under Section 2.1.1(c) or 2.1.1(d) above. Prior to the Closing Date, Omnicom shall make available to the Transfer Agent cash in an amount sufficient to make the payments in lieu of fractional shares. The fractional share interests of each Company Shareholder will be aggregated, and no Company Shareholder will receive cash in an amount equal to or greater than the value of one full share of Omnicom Stock.

     Section 2.4 Dividends. Omnicom will not pay any dividend or make any distribution on the Omnicom Stock (with a record date at or after the Effective
Time) to any record holder of Company Stock until the holder surrenders for exchange his or its certificates. Omnicom instead will pay the dividend or make the distribution to the Transfer Agent in trust for the benefit of the holder pending surrender and exchange. In no event, however, will any holder of Company Stock be entitled to any interest or earnings on the dividend or distribution pending receipt. Neither the Transfer Agent nor any party hereto shall be liable to a holder of Company Stock for any Omnicom Stock or dividends thereon, or cash in lieu of fractional Omnicom Stock, delivered to a public official pursuant to the applicable escheat law. The Transfer Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Omnicom Stock held by it. Omnicom shall pay all charges and expenses of the Transfer Agent.

     Section 2.5 Certificates in Shareholder's Name. All certificates evidencing Omnicom Stock to be issued as a result of the Merger will be issued in the exact name which the certificates surrendered in exchange therefor are registered.

     Section 2.6 Closing. The closing of this Agreement (the "Closing") shall take place (a) at the offices of Davis & Gilbert, 1740 Broadway, New York, New

York 10019, at 10:00 a.m. local time on May 31, 1996, or (b) at such other place and/or time and/or on such other date as Omnicom and the Company shall agree (the "Closing Date").

     Section 2.7 Escrow Agreement. Solely to fund and secure the indemnification obligations described in Section 11.2, at the Closing Omnicom shall direct the Transfer Agent for and on behalf of the Company Shareholders to deliver to The Chase Manhattan Bank, N.A., as escrow agent (the "Escrow Agent") from the shares of Omnicom Stock issuable to the Company Shareholders under Section 2.1.2(c),
(a) shares of Omnicom Stock (for each Company Shareholder rounded up to the nearest whole share) having a Market Value of $4,400,000 to be held in an account (the "General Escrow Fund") created pursuant to the terms of that certain Escrow Agreement (the "Escrow Agreement") in the form attached hereto as Exhibit A among Omnicom, the Surviving Corporation, the Escrow Agent and the Representative (as defined in Section 5.9 hereof) and (b) shares of Omnicom Stock (for each Company Shareholder rounded up to the nearest whole share) having a Market Value of $2,500,000 to be held in an account (the "Special Escrow Fund") created pursuant to the terms of the Escrow Agreement. Each of the Company Shareholders shall be depositing his pro-rata share of the General Escrow Fund or Special Escrow Fund determined by multiplying the total number of shares of Omnicom Stock required to be deposited into such Escrow Fund to create in the case of the General Escrow Fund an escrow account having a Market Value of $4,400,000 and in the case of the Special Escrow Fund an escrow account having a Market Value of $2,500,000 times a fraction, the numerator of which is the number of shares of Omnicom Stock issuable to such Company Shareholder under
Section 2.1.2(c), and the denominator of which is the total number of shares of Omnicom Stock issuable to all Company Shareholders under Section 2.1.2(c).


                                   ARTICLE III

                         REPRESENTATIONS OF THE COMPANY

     The Company represents and warrants to Omnicom and OmniSub as follows:

     Section 3.1 Execution and Validity of Agreement. The Company has the full corporate power and authority to enter into this Agreement, and subject to the Company Shareholders' Approval (as defined in Section 5.9), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, the Board of Directors of the Company has recommended adoption of this Agreement by the Company Shareholders and directed that this Agreement be submitted to the Company Shareholders for their consideration, and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby other than obtaining the Company Shareholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Omnicom and OmniSub, and subject to the obtaining of the Company Shareholders' Approval, constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

     Section 3.2 Capitalization, Existence and Good Standing of the Company.

     3.2.1 Capitalization. The Company has an authorized capitalization consisting of 2,000,000 shares of common stock, without par value and having a stated value of $.005 cents per share, of which as of the Execution Date, 374,967 shares were issued and outstanding and 989,033 shares were held in treasury; and 50,000 shares of preferred stock, $100 par value per share, of which as of the Execution Date, 6,282 shares of Company Preferred Stock were issued and outstanding and no shares were held in treasury. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of any preemptive rights of stockholders. No other class of capital stock or series of any class of capital stock of the Company is authorized or outstanding. Except pursuant to this Agreement and except as set forth on Schedule 3.2, there are no (a) outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), calls, preemptive rights, or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument, plan or agreement (collectively, "Options"), obligating the Company or any of its Subsidiaries (as defined in Section 3.3) to issue or sell any shares of the capital stock of the Company, or to grant, extend or enter into any Option with respect thereto, or (b) outstanding Options providing for settlement in cash. Except as set forth on Schedule 3.2, there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of any capital stock of the Company or any Subsidiary or which provide for the payment of any additional monies in respect of its previous repurchase of any shares of its capital stock.
Schedule 3.2 also contains an accurate list of all of the holders of record of capital stock of the Company. Each such stockholder is the record owner of the number of shares of the Company Common Stock or Company Preferred Stock listed opposite his name in Schedule 3.2. To the best knowledge, information and belief of the Company, each such stockholder is a resident of the state or other jurisdiction indicated on Schedule 3.2.

     3.2.2 Existence and Good Standing. The Company is a corporation duly organized and validly existing and for which no Articles of Dissolution have been filed under the laws of the Commonwealth of Pennsylvania, with the full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted. Except as set forth on Schedule 3.2, the Company has not qualified to do business as a foreign corporation in any jurisdiction, and neither the character nor location of the properties owned or leased by the Company, nor the nature of the business conducted by the Company, requires such qualification in any jurisdiction, except for such failures to be so qualified which, individually or in the aggregate, are not having and could not reasonably be expected to have a "Material Adverse Effect", defined as a material adverse effect on the properties, assets, condition (financial or otherwise), business, liabilities or results of operations of the Company and its Subsidiaries taken as a whole. The Company is in good standing in each state or other jurisdiction in which it is qualified to do business as a foreign corporation or foreign branch as set forth on Schedule 3.2.

     Section 3.3 Subsidiaries and Investments. The term "Subsidiary" as used in the Agreement shall mean any Person in which the Company, directly or indirectly through subsidiaries or otherwise, beneficially owns or controls more than fifty percent of either the equity interests in, or the voting control of, such Person. Schedule 3.3 contains a true and complete list of all of the Company's Subsidiaries. Except as set forth in Schedule 3.3, neither the Company nor any

Subsidiary owns any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity. Schedule 3.3 also sets forth the name, jurisdiction of organization and number of outstanding shares of each of the Subsidiaries, and a list of all of the stockholders of each Subsidiary (indicating the number of shares owned by each such stockholder). Except for shares held by a nominee of the Company or another Subsidiary to satisfy local law requirements, the Company or another Subsidiary owns of record and beneficially and has valid title to that percentage of the issued and outstanding shares of capital stock of each Subsidiary as set forth on Schedule 3.3, free and clear of any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge, hypotheca or other encumbrance of any kind, or any conditional sale, agreement, title retention agreement or other agreement to give any of the foregoing (each a "Lien"). Each Subsidiary is a corporation duly incorporated and organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted. Except as set forth on Schedule 3.3, no Subsidiary has qualified to do business as a foreign corporation in any jurisdiction, and neither the character nor the location of the properties owned or leased by any Subsidiary, nor the nature of the business conducted by such Subsidiary, requires such qualification in any jurisdiction, except for such failures to be so qualified which, individually or in the aggregate, are not having and could not reasonably be expected to have a Material Adverse Effect. Each Subsidiary is in good standing in each state, or other jurisdiction in which it is qualified to do business as a foreign corporation or foreign branch as set forth on Schedule 3.3. Except as set forth on Schedule 3.3, neither the Company nor any Subsidiary has a branch, agency, place of business or permanent establishment outside of the United States. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and have not been issued in violation of any preemptive rights of stockholders. Except as set forth on Schedule 3.3, there are no (a) outstanding Options obligating the Company or any Subsidiary to purchase, issue or sell any shares of the capital stock of any Subsidiary or other entity in which the Company or one of its Subsidiaries owns a minority interest or outstanding agreement or commitment to grant, extend or enter into any Option with respect thereto or (b) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any Person other than the Company or a Subsidiary, wholly-owned, directly or indirectly, by the Company with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary.

     Section 3.4 Financial Statements and No Material Changes. Schedule 3.4 sets forth the audited consolidated balance sheets of the Company and its subsidiaries as at December 31, 1993, 1994 and 1995, and the related audited statements of operations, stockholders' equity and cash flows for the years then ended, reported on by Deloitte & Touche LLP, independent certified public accountants. The consolidated balance sheet of the Company and its subsidiaries as at December 31, 1995 is referred to in this Agreement as the "Balance Sheet". Such financial statements, including the footnotes thereto, are true and correct in all material respects and except as set forth on Schedule 3.4 have been prepared in accordance with generally accepted accounting principles as applied in the United States ("GAAP") consistently applied throughout the periods indicated. Each of the consolidated balance sheets of the Company and its subsidiaries fairly presents the consolidated financial position of the Company and its subsidiaries at the respective date thereof and reflects all claims against and all debts and liabilities of the Company and its subsidiaries, fixed or contingent, as at the date thereof, required to be shown thereon under GAAP, and the related statements of operations, stockholders' equity and cash flows fairly present the consolidated results of operations of the Company and its subsidiaries and the stockholders' equity and cash flows for the respective periods indicated. Except as set forth on Schedule 3.23, since December 31, 1995 (the "Balance Sheet Date"), there has been no material adverse change in the properties, financial condition, business or results of operations of the Company and its Subsidiaries taken as a whole.

     Section 3.5 Books and Records. All accounts, books and ledgers material to the business of the Company and its Subsidiaries have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Except as set forth on Schedule 3.5, neither the Company nor any of its Subsidiaries has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or such Subsidiary. The Company has delivered to Omnicom and OmniSub complete and correct copies of the Articles of Incorporation and By-laws (or equivalent charter documents) of the Company and of each Subsidiary; and
prior to the Closing will deliver any approved amendments, changes or restatements of such instruments.

     Section  3.6  Title  to  Properties;  Encumbrances.  The  Company  and  its
Subsidiaries have good and marketable title to, or enforceable leasehold interests in, as the case may be, all the properties and assets owned or used by them (real and personal, tangible and intangible), including, without limitation, (a) all the properties and assets reflected in the Balance Sheet, and (b) all the properties and assets purchased by the Company and its Subsidiaries since the Balance Sheet Date except for properties and assets reflected in the Balance Sheet or acquired since the Balance Sheet Date that have been sold or otherwise disposed of in the ordinary course of business, free and clear of any and all Liens, except for Permitted Liens (as hereinafter defined) and for Liens reflected in the footnotes to the Balance Sheet or set forth on Schedule 3.6. As used in this Agreement, the term "Permitted Liens" shall mean: (i) Liens for Taxes (as defined in Section 3.11) not delinquent or for Taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on the books and records of the Company in accordance with GAAP; (ii) Liens created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business and not having a Material Adverse Effect;
(iii) deposits, pledges or Liens securing (x) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (y) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (z) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or Liens are incurred or otherwise arise in the ordinary course of business and secure obligations which are not past due; or (iv) restrictions on the use of real property or irregularities in the title thereto which do not (x) secure obligations for the payment of money or (y) materially impair the value of such property or its use by the Company or any Subsidiary in the normal conduct of the Company's or such Subsidiary's business.

     Section 3.7 Owned and Leased Real Property and Leased Personal Property

     3.7.1 Real Property and Personal Property Leases. Schedule 3.7.1 contains an accurate and complete list of all personal property leases with a fixed annual rental in excess of $20,000 and all real property leases, subleases, licenses and other occupancy agreements (including, without limitation, any modification, amendment or supplement thereto and any other document or agreement executed or entered into by Company or a Subsidiary in connection therewith, such as, without limitation, non-disturbance agreements and estoppel certificates) (collectively, "leases") to which the Company or a Subsidiary is a party, including without limitation, leases which the Company or a Subsidiary has subleased or assigned to a third party and as to which the Company or a Subsidiary remains liable. Each lease set forth on Schedule 3.7.1 (or required to be set forth on Schedule 3.7.1) is valid, binding and in full force and effect; all rents and additional rents and other sums, expenses and charges due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and, except as set forth in Schedule 3.7.1, there exists no default or event of default by the Company or any Subsidiary or to the best knowledge, information and belief of the Company, by any other party to such lease; and there exists no occurrence, condition or act (including the Merger hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default under any such lease; and there are no outstanding claims of breach or indemnification or notice of default or termination of any such lease. No such lease is subject and subordinate to any superior lease or mortgage except as set forth in Schedule 3.7.1 and the Company and its Subsidiaries hold the leasehold estate interest in all such leases free and clear of all Liens except for Permitted Liens and except as set forth in Schedule 3.6. Except as set forth on
Schedule 3.7.1, the Company or a Subsidiary is in physical possession and actual and exclusive occupation of the whole of each of their leased properties.

     3.7.2 Owned Real Property. Schedule 3.7.2 lists all real property (including ground lease interests) owned by the Company and its Subsidiaries or which the Company or a Subsidiary has an option to purchase ("Owned Real Property"). With respect to each such parcel of Owned Real Property, and except as set forth on Schedule 3.7.2:

          (a) there are no pending or, to the best knowledge, information and belief of the Company, threatened condemnation proceedings, lawsuits or administrative actions relating to the Owned Real Property or entities owning same, materially and adversely affecting the current or future use, occupancy or value thereof;

          (b) no entity has an option to purchase the Owned Real Property or an interest therein, except the Company or a Subsidiary, if applicable;

          (c) all facilities have received all approvals of Governmental or Regulatory Authorities, as defined in Section 3.9.1, (including material Licenses, as defined in Section 3.15.2) required in connection with the ownership, operation thereof, and have been operated and maintained in accordance with applicable laws, rules and regulations in all material respects;

          (d) no material default exists under any lease affecting the Owned Real Property;

          (e) the Company or its Subsidiaries maintain reasonably adequate casualty and liability insurance with respect to their interests in the Owned Real Property and leases;

          (f) no prior assessments, additional contributions and capital calls required of the Company or a Subsidiary remain unpaid and to the best knowledge, information and belief of the Company, no assessments, additional contribution or capital calls are currently anticipated.

          (g) no other occupants, subtenants, or licensees occupying all or any portion of the Owned Real Property pursuant to written lease, agreement, or otherwise; (h) no title or survey defects, liens of any kind or nature (including, but not limited to, mortgages, or Deeds of Trust, real property tax liens, or security interests) or encumbrances affecting the Owned Real Property.

     3.7.3 Environmental Matters. Except as disclosed on Schedule 3.7.3:

          (a) there are no inquiries, litigation or other proceedings pending, or, to the best knowledge, information and belief of the Company threatened with regard to the current or prior conduct of the Company's business or any Owned Real Property with respect to any law, regulation or ordinance relating to the regulation or protection of human health, safety or the environment ("Environmental Laws") concerning air, soil or water quality, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes or words of similar import (collectively, "Hazardous Material") into the environment;

          (b) the Company and its Subsidiaries have operated their businesses in compliance with all Environmental Laws except where the failure to so comply would not have a Material Adverse Effect;

          (c) the Owned Real Property is not subject to any judgment, decree, order or citation which relates to or arises out of a violation of any Environmental Laws;

          (d) all Licenses which are required under applicable Environmental Laws in connection with the conduct of the business of the Company and its Subsidiaries have been obtained. Each of such Licenses is in full force and effect. No additional Licenses are required under any Environmental Law relative to any Owned Real Property, the failure of which to obtain would have a Material Adverse Effect;

          (e) to the best knowledge, information and belief of the Company, no Hazardous Materials have been recycled, treated, stored, disposed of or released by the Company or any Subsidiary at any location; and

          (f) no oral or written notification of a release of Hazardous Materials in connection with the operation of the business of the Company and its Subsidiaries has been filed on behalf of the Company or any Subsidiary, and no site or facility now owned, or to the best knowledge, information and belief of the Company, previously owned, operated or leased by the Company or any Subsidiary or any of the Owned Real Property is listed or to the best knowledge, information and belief of the Company proposed for listing on any federal, state, provincial or local list of sites requiring investigation or clean-up.

     Section 3.8 Contracts. Schedule 3.8 hereto contains an accurate and complete list of the following agreements to which the Company or any Subsidiary is a party: (a) all Plans (as such term is defined in Section 3.19), (b) any agreement, contract or commitment relating to capital expenditures which involves payments of $250,000 or more in any single or related transaction, (c) any agreement, contract or commitment relating to the making of any loan, advance or investment in any Person, which in any case involves more than $50,000, (d) any agreement, instrument or arrangement evidencing or related in any way to indebtedness (excluding indebtedness from any wholly-owned subsidiary) for money borrowed or to be borrowed, whether directly or indirectly, by way of loan, purchase money obligation, guaranty (other than the endorsement of negotiable instruments for collection in the ordinary course of business), conditional sale, purchase or otherwise, which in any case involves $100,000 or more, (e) any management service, employment, consulting or any other similar type of contract which is not cancelable without penalty or other financial obligation within 30 days and which has total annual remuneration in excess of $100,000 or has total compensation over the term thereof in excess of $300,000, (f) any agreement, contract or commitment limiting its freedom to engage in any line of business or to compete with any other Person, including agreements limiting its ability to take on competitive accounts after the termination thereof or limiting the ability of its affiliates to take on competitive accounts during the term thereof, but excluding standard exclusivity requirements in agency-client agreements entered into in the ordinary course of business, (g) any agreement, contract or commitment not covered by another clause of this Section 3.8 which is material to the business of the Company or any of its Subsidiaries, (h) any collective bargaining or union agreement, (i) any agreement with any of its officers or directors or stockholders (including stockholder agreements or indemnification agreements), (j) any secrecy or confidentiality agreement (other than standard confidentiality agreements in computer software license agreements or agency-client agreements entered into in the ordinary course of business), (k) any licensing or franchise agreement (other than "off the shelf" computer software license agreements), (l) all agency-client agreements for each client of the Company and its subsidiaries required to be listed in Schedule 3.16.1 hereof, (m) any agreements with media buying services; provided, however, commitments to purchase media in the ordinary course of business do not have to be set forth on Schedule 3.8, (n) any agreement, indenture or other instrument which contains restrictions with respect to the payment of dividends or other distributions in respect of the Company Common Stock, (o) any outstanding promissory note to a former stockholder of the Company in respect of the Company's repurchase of Company Common Stock from such former stockholders (together with a statement setting forth the outstanding balance of each such promissory note as of a date within five days prior to the Execution Date, the number of shares of Company Common Stock (if any) held in escrow relating to each such repurchase and the name of the escrow agent), (p) any joint venture or partnership agreement involving a sharing of profits not covered by (a) through (o) above; provided, however, that
(x) commitments to media and production expenses which are fully reimbursable from clients, and (y) estimates or purchase orders given in the ordinary course of business relating to the execution of projects, do not have to be set forth on Schedule 3.8. Each contract, agreement or commitment set forth on Schedule
3.8 (or required to be set forth on Schedule 3.8) is in full force and effect, and there exists no default or event of default by the Company or any Subsidiary or to the best knowledge, information and belief of the Company, by any other party, or occurrence, condition, or act (including the Merger hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder, and there are no outstanding claims of breach or indemnification or notice of default or termination of any such agreements, contracts or commitments.

     Section  3.9  Non-Contravention;   Approvals  and  Consents.

     3.9.1 Non-Contravention. Except as set forth on Schedule 3.9.1, the execution, delivery and performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby, will not conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Company or any Subsidiary under, any of the terms, conditions or provisions of (a) the certificates or articles of incorporation or by-laws (or other comparable charter documents) of the Company or any Subsidiary, or (b) subject to the obtaining of the Company Shareholders' Approval and the taking of the actions described in Section 3.9.2, (i) any statute, law, rule, regulation or ordinance (collectively, "Laws"), or any judgment, decree, order, writ, permit or license (collectively, "Orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "Governmental or Regulatory Authority"), applicable to the Company or any Subsidiary or any of their respective assets or properties, or (ii) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (collectively, "Contracts") to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective assets or properties is bound.

     3.9.2 Approvals and Consents. Except (a) for the filing of a pre-merger notification report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (b) for the filing of the Information Statement and
Registration Statement (as those terms are defined in Section 3.26) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the declaration of the effectiveness of the Registration Statement by the SEC and any filings with state securities authorities that are required in connection with the transactions contemplated by this Agreement, (c) for the filing of the Articles of Merger and other appropriate merger documents required by the PBCL, with the Pennsylvania Department of State and appropriate documents with the relevant authorities of other states in which the Company and/or OmniSub is qualified to do business, and (d) as disclosed on Schedule 3.9.2, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby.

     Section 3.10 Litigation. Except as set forth on Schedule 3.10, there is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before (or to the best knowledge, information and belief of the Company, any investigation by) any Governmental or Regulatory Authority, pending or, to the best knowledge, information and belief of the Company threatened, against the Company or any of its officers, directors, employees or agents with respect to this Agreement or the transactions contemplated hereby, or against or affecting the Company or any Subsidiary or any of their properties or rights; and no acts, facts, circumstances, events or conditions occurred, or exist which are a basis for any such action, proceeding or investigation. Except as set forth on Schedule 3.10, neither the Company nor any Subsidiary is subject to any Order entered in any lawsuit or proceeding.

Section 3.11 Taxes

     3.11.1 Taxes. The Company and its Subsidiaries have timely filed or caused to be filed, taking into account any valid extensions of due dates, completely and accurately, all federal and all material state, local and foreign tax or information returns (including estimated tax returns) required under the statutes, rules or regulations of such jurisdictions to be filed by the Company and its Subsidiaries. The term "Taxes" means taxes, duties, charges or levies of any nature imposed by any taxing or other governmental authority, including without limitation income, gains, capital gains, surtax, capital, franchise, capital stock, value-added taxes ("VAT"), taxes required to be deducted from payments made by the payor and accounted for to any tax authority, employees' income withholding, back-up withholding, withholding on payments to foreign persons, social security, national insurance, unemployment, worker's compensation, payroll, disability, real property, personal property, sales, use, goods and services or other commodity taxes, business, occupancy, excise, customs and import duties, transfer, stamp, and other taxes (including interest, penalties or additions to tax in respect of the foregoing), and includes all taxes payable by the Company or any Subsidiary pursuant to Treasury Regulations
(beta)1.1502-6  or any similar  provision  of state,  local or foreign  law. All
Taxes shown on said returns to be due have been paid and all additional assessments received prior to the date hereof have been paid or are being contested in good faith, in which case such contested assessments are disclosed on Schedule 3.11. The amount set up as an accrual for Taxes on the Balance Sheet is sufficient for the payment of all unpaid Taxes of the Company and its Subsidiaries, whether or not disputed, for all periods ended on and prior to the Balance Sheet Date. Since the Balance Sheet Date, neither the Company nor any Subsidiary has incurred any liabilities for Taxes other than in the ordinary course of business. The Company and its Subsidiaries have withheld all amounts required to be withheld on account of Taxes from amounts paid to employees, former employees, directors, officers and residents and non-residents and remitted or will remit the same to the appropriate taxing authority within the prescribed time periods. The Company and its Subsidiaries have collected all sales, use, goods and services or other commodity Taxes required to be collected and remitted or will remit the same to the appropriate taxing authority within the prescribed time periods. The Company and its Subsidiaries have delivered to Omnicom correct and complete copies of all federal, state and foreign income tax returns filed with respect to the Company and its Subsidiaries for all taxable periods beginning on or after January 1, 1991. The Federal income tax returns of the Company or its Subsidiaries have been audited by the Internal Revenue Service ("IRS") for all periods through 1991. The Company has delivered to Omnicom true and complete copies of all notices of deficiencies or proposed deficiencies and of all audit reports issued to the Company or any Subsidiary by
(a) the IRS for periods beginning on or after January 1, 1988 and (b) any other taxing authority for periods beginning on or after January 1, 1991. Except as disclosed on Schedule 3.11, no examination by any taxing authority of any return of the Company or any Subsidiary is currently in progress, and neither the Company nor any Subsidiary has received written notice of any proposed audit or examination. No deficiency in the payment of Taxes by the Company or any Subsidiary for any period has been asserted in writing by any taxing authority and remains unsettled at the date of this Agreement. Neither the Company nor any Subsidiary has made any agreement, waiver or other arrangement providing for an extension of time with respect to the assessment or collection of any Tax against it or filed a consent with the IRS pursuant to Section 341(f)(2) of the Code or made an election under Section 338 of the Code. Neither the Company nor any Subsidiary is a party to any tax allocation or tax sharing agreement or has any contractual obligation to indemnify any Person with respect to Taxes, other than agreements or obligations between or among corporations which are currently members of the affiliated group of corporations (as defined in Section 1504 of the Code) of which the Company is the common parent. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code within the period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor any Subsidiary will be required as a result of a change in accounting method for any period ending on or before the Closing Date to include any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign income tax law) in income for any period ending after the Closing Date. Except as set forth on Schedule 3.11, neither the Company nor any Subsidiary is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

     Section 3.12 Liabilities. Except as set forth on the Balance Sheet or referred to in the footnotes thereto, neither the Company nor any Subsidiary has any outstanding claims, liabilities or indebtedness of any nature whatsoever (collectively in this Section 3.12, "liabilities"), whether accrued, absolute or contingent, determined or undetermined, asserted or unasserted, and whether due or to become due, other than (a) liabilities disclosed on any Schedule hereto;
(b) liabilities under Contracts of the type required to be disclosed on any Schedule but because of the dollar amount or other qualifications are not required to be listed on such Schedule and, (c) liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date not involving borrowings by the Company and its Subsidiaries. Except as disclosed on Schedule 3.8, neither the Company nor any Subsidiary has any outstanding guarantee to any Person with respect to any obligation or liability of an unrelated third party. The Company represents and warrants that no costs or other liabilities will be incurred in connection with the reorganization of the media buying operations of its subsidiary Ketchum Communications Inc. ("KCI").

     Section 3.13 Insurance. Schedule 3.13 is a schedule of all insurance policies (including life insurance) currently maintained by the Company or any Subsidiary. All such policies are valid, outstanding and enforceable policies and all premiums that have become due have been currently paid. None of such policies shall lapse or terminate by reason of the transactions contemplated hereby. Neither the Company nor any Subsidiary has received any written notice of cancellation or written non-renewal of any such policy. Neither the Company nor any Subsidiary has received written notice from any of its insurance carriers that any premiums will be materially increased in the future or that any insurance coverage listed on Schedule 3.13 will not be available in the future on substantially the same terms now in effect. Except as set forth on
Schedule 3.13, within the last two years neither the Company nor any Subsidiary has filed for any claim exceeding $50,000 against any of its insurance policies, exclusive of automobile policies.

     Section 3.14 Intellectual Properties. The Company and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property (as defined below) used in the conduct of their businesses (except for "off the shelf" computer software programs owned by employees of the Company and used on their own behalf). Except as set forth on Schedule 3.10 hereto, no claim of infringement or misappropriation of Intellectual Property is or has been pending or, to the best knowledge, information and belief of the Company, threatened against the Company or any Subsidiary and, to the best knowledge, information and belief of the Company, neither the Company nor any Subsidiary is infringing or misappropriating any Intellectual Property of any other Person. Except as set forth in Schedule 3.14, neither the Company nor any Subsidiary has expressly granted any license, franchise or permit in effect on the date hereof to any person or entity to use any Intellectual Property owned by it. The term "Intellectual Property" means patents and patent rights, trademarks and trademark rights, tradenames and tradename rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

     Section 3.15 Compliance with Laws; Licenses and Permits.

     3.15.1 Compliance. The Company and its Subsidiaries are, and their businesses have been conducted, in compliance with all applicable Laws and Orders, except in each case where the failure to so comply would not have a Material Adverse Effect, including without limitation, (a) all Laws and Orders promulgated by the Federal Trade Commission or any other Governmental or Regulatory Authority; (b) all Environmental Laws and Orders; and (c) all Laws and Orders relating to labor, civil rights, and occupational safety and health laws, worker's compensation, employment and wages, hours and vacations, or pay equity. Neither the Company nor any Subsidiary has been charged with, or, to the best information, knowledge and belief of the Company threatened with, or is under any investigation with respect to, any charge concerning any violation of any Laws or Orders.

     3.15.2 Licenses. The Company and its Subsidiaries have all licenses, permits and other governmental certificates, authorizations and approvals (collectively "Licenses") required by any Governmental or Regulatory Authority for the operation of their businesses and the use of their properties as presently operated or used, except where the failure to have such Licenses would not have a Material Adverse Effect. All of the Licenses are in full force and effect and no action or claim is pending, nor to the best knowledge, information and belief of the Company is threatened, to revoke or terminate any of the Licenses or declare any License invalid in any material respect.

     Section 3.16 Client Relations. Schedule 3.16.1 sets forth for the Company and the Subsidiaries taken as a whole, (a) the twenty largest clients (measured by commissions and fees generated) as at December 31, 1995 and the commissions and fees from each such client and from all clients (in the aggregate) for the fiscal year ended December 31, 1995 and (b) the clients projected to be the twenty largest clients (measured by commissions and fees) based on the Company's current 1996 profit plan for the fiscal year ending December 31, 1996, together with the estimated commissions and fees for each such client and all clients (in the aggregate) for such fiscal year. Except as set forth on Schedule 3.16.1, no current client of the Company or any Subsidiary which in 1995 generated commissions and fees in excess of $100,000 or in 1996 is estimated to generate commissions and fees in excess of $100,000 has advised the Company or any Subsidiary in writing that it is terminating or considering terminating the handling of its business by the Company or any Subsidiary, as a whole or in respect of any material product, project or service, or is planning to reduce its future spending with the Company or any Subsidiary in any material manner, and to the best knowledge, information and belief of the Company, no such client has orally advised the Company or any Subsidiary of any of the foregoing events.

     Section 3.17 Accounts Receivable; Work-in-Process; Accounts Payable. The amount of all work-in-process, accounts receivable, expenditures billable to clients and other debts due or recorded in the records and books of account of the Company and the Subsidiaries as being due to the Company or any Subsidiary arose from bona fide transactions in the ordinary course of business and, to the best knowledge, information and belief of the Company, will be good and collectible in full (less the amount of any provision, reserve or similar adjustment therefor made in such records and books of account) in the ordinary course of business, and, to the best knowledge, information and belief of the Company, none of such accounts receivable or other debts (or accounts receivable arising from such work-in-process) is or will be subject to any counterclaim or set-off except to the extent of any such provision, reserve or adjustment. There has been no change since the Balance Sheet Date in the amount or aging of the work-in-process, accounts receivable, expenditures billable to clients or other debts due to the Company or any Subsidiary or the reserves with respect thereto, or accounts payable of the Company or any Subsidiary, which is materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

     Section 3.18 Employment Relations. Relations (a) Neither the Company nor any Subsidiary is engaged in any unfair labor practice; (b) no unfair labor practice complaint against the Company or any Subsidiary is pending before any Governmental or Regulatory Authority; (c) there is no organized labor strike, dispute, slowdown or stoppage actually pending or to the best knowledge, information and belief of the Company threatened against or involving the Company or any Subsidiary; (d) there are no labor unions representing or, to the best knowledge, information and belief of the Company, attempting to represent the employees of the Company or any Subsidiary; (e) no claim or grievance nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and to the best knowledge, information and belief of the Company, no such claim or grievance has been threatened; (f) no collective bargaining agreement is currently being negotiated by the Company or any Subsidiary; and (g) neither the Company nor any Subsidiary has experienced any work stoppage or similar organized labor dispute during the last three years. There is no legal action, suit, proceeding or claim pending or, to the best knowledge, information and belief of the Company, threatened between the Company or any Subsidiary and any of their employees, former employees, agents, former agents, job applicants or any association or group of any of their employees, except as set forth on Schedule 3.10.

     Section 3.19 Employee Benefit Matters.

     3.19.1 List of Plans. Schedule 3.8 lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, stock appreciation rights, phantom stock rights, incentive compensation, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all termination, severance or contracts or agreements, whether covering one person or more than one person, and whether or not subject to any of the provisions of ERISA, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary (each aforementioned item listed or required to be listed on Schedule
3.8 being referred to herein individually as a "Plan" and collectively as the "Plans"). The Company has delivered to Omnicom a complete and accurate copy of
(a) each written Plan and descriptions of any unwritten Plan (including all amendments thereto whether or not such amendments are currently effective), (b) each trust agreement or other funding arrangement with respect to each Plan, including insurance contracts, (c) each summary plan description and summary of material modifications relating to a Plan, (d) the three most recently filed IRS Form 5500 relating to each Plan, (e) the most recently received IRS determination letter for each Plan, and (f) the three most recently prepared actuarial reports and financial statements, if applicable, in connection with each Plan. Except as set forth on Schedule 3.8, neither the Company nor any Subsidiary has any express or implied commitment, (a) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, or (b) to modify, change or terminate any Plan. The information reported on each such Form 5500 is accurate and true. To the best knowledge, information and belief of the Company, no event has occurred or condition exists that could adversely effect the results contained in such actuarial reports and financial statements. Such financial statements fairly represent the financial condition and results of operations of each Plan as of the dates of such statements, in accordance with generally accepted accounting principles and Department of Labor requirements.

     3.19.2 Multi-Employer Plans. Schedule 3.8 includes a complete and accurate list of each multi-employer plan (within the meaning of Section 3(37) or 4001(a)
(3) of ERISA) (a "Multi-employer Plan") and each single employer pension plan (within the meaning of Section 4001(a) (15) of ERISA) (a) that is subject to Sections 4063 and 4064 of ERISA (a "Multiple Employer Plan") which is maintained, contributed to or participated in by the Company or any ERISA Affiliate, or (b) with respect to which the Company or any ERISA Affiliate, has incurred or could incur any liability under, arising out of or by operation of Title IV of ERISA. Neither the Company nor any ERISA Affiliate has incurred any liability (including any contingent or secondary liability) which has not been satisfied in full in connection with (i) the full or partial withdrawal from or termination of any Multi-employer Plan or Multiple Employer Plan, or (ii) the reorganization of any Multi-employer Plan, and no fact or event exists which could give rise to any such liability. For purposes of this Section 3.19, the term "ERISA Affiliate" means the Company, each Subsidiary, if any, and each trade or business (whether or not incorporated) that is a member of a group of which the Company is a member and that is treated as a single employer under Sections 414(b), (c), (m), (n) or (o) of the Code. The Company and its Subsidiaries have not maintained, contributed to or participated in a multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA or a multiple employer plan subject to Sections 4063 and 4064 of ERISA) and have no obligations or liabilities, including withdrawal or successor liabilities, regarding any such plan.

     3.19.3 Severance. Except as set forth on Schedule 3.8, none of the Plans, nor any employment agreement or other agreement to which the Company or any Subsidiary is a party or bound, provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates the Company or any Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under section 280G of the Code. None of such Plans or other such agreements referred to in this Section 3.19.3 are subject to the Laws of any jurisdiction outside of the United States. The total liability of the Company to former shareholders under paragraph 9 of the shareholder agreements to which is was a party, or under any agreements entered into in settlement of such contractual rights, shall not exceed $5,278,000.

     3.19.4 Welfare Benefit Plans. Schedule 3.8 also sets forth a complete and accurate list of each Plan which provides or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company. Except as set forth on Schedule 3.19, the Company has expressly reserved the right, in all Plan documents relating to welfare benefits provided to employees, former employees, officers, directors and other participants and beneficiaries, to amend, modify or terminate at any time the Plans which provide for welfare benefits and the Company is not aware of any fact, event or condition that could reasonably be expected to restrict or impair such right.

     3.19.5 Administrative Compliance. Each Plan is now and has been operated in all material respects in accordance with the requirements of all applicable law, including, without limitation, ERISA and the Code, and the regulations and authorities published thereunder. The Company and the Subsidiaries have each performed all material obligations required to be performed by it under, is not in any respect in default under or in violation of, and the Company has no knowledge of any default or violation by any party to, any Plan. Except as set forth on Schedule 3.10, no legal action, suit, audit, investigation or claim is pending or to the best knowledge, information and belief of the Company threatened, with respect to any Plan (other than claims for benefits in the ordinary course) and, to the best knowledge, information and belief of the Company, and except as set forth on Schedule 3.19, no fact, event or condition exists that could give rise to any such action, suit, audit, investigation or claim. All reports, disclosures, notices and filings with respect to such Plans required to be made to employees, participants, beneficiaries, alternate payees and Governmental or Regulatory Authorities have been timely made or an extension has been timely obtained.

     3.19.6 Tax-Qualification. Except as set forth on Schedule 3.19, each Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to the best knowledge, information and belief of the Company, no fact or event has occurred or condition exists since the date of such determination letter from the IRS which could adversely affect the qualified status of any such Plan or the exempt status of any such trust.

     3.19.7 Funding; Excise Taxes. Except as set forth on Schedule 3.19, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan subject to ERISA. Neither the Company nor any Subsidiary has incurred any liability for any excise tax arising under Sections 4971, 4972, 4975, 4976, 4977, 4978, 4978B, 4979, 4980 or
4980B of the Code or any civil penalty arising under Sections 502(i) or 502(l) of ERISA, and, to the best knowledge, information and belief of the Company, no fact, event or condition exists which could give rise to any such liability. Neither the Company nor any ERISA Affiliate has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation ("PBGC") arising in the ordinary course), including, without limitation, any liability in connection with the termination of any employee benefit plan subject to Title IV of ERISA (a "Title IV Plan"); and, no fact, event or condition exists which could give rise to any such liability. Except as set forth on Schedule 3.19, no complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan maintained by the Company or any ERISA Affiliate, and no reportable event (within the meaning of Section 4043 of ERISA), notice of which has not been waived by the PBGC, has occurred or is expected to occur with respect to any Plan maintained by the Company or any ERISA Affiliate. No Title IV Plan maintained by the Company or any ERISA Affiliate had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan. None of the assets of the Company or any ERISA Affiliate is the subject of any Lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; neither the Company nor any ERISA Affiliate has been required to post any security under Section 307 of ERISA or Section 401(a) (29) of the Code; and to the best knowledge, information and belief of the Company, no fact or event exists which could give rise to any such Lien or requirement to post any such security. As of the Closing Date, no Plan which is a Title IV Plan will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

     3.19.8 Tax Deductions. All contributions, premiums or payments required to be made, paid or accrued with respect to any Plan have been made, paid or accrued on or before their due dates, including extensions thereof. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and to the best knowledge, information and belief of the Company, no fact or event exists which could give rise to any such challenge or disallowance.

     Section 3.20 Interests in Customers, Suppliers, Etc. Except as set forth on
Schedule 3.20, to the best knowledge, information and belief of the Company, no officer, director, or employee of the Company or any Subsidiary, or the parent, brother, sister, child or spouse of any such officer, director or employee (collectively, the "Related Group"), or any entity controlled by anyone in the Related Group:

          (a) owns, directly or indirectly, any interest in (excepting less than 1/4 of 1% stock holdings for investment purposes in securities of publicly held and traded companies), or has any right to receive payments from, or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent, customer or client of the Company or any Subsidiary;

          (b) owns, directly or indirectly (other than through the ownership of stock or other securities of the Company or any Subsidiary), in whole or in part, any tangible or intangible property, that the Company or any Subsidiary uses in the conduct of its business; or

          (c) has any cause of action or other claim whatsoever against, or owes any amount to the Company or any Subsidiary, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

     Section 3.21 Bank  Accounts  and Powers of Attorney.  Set forth in Schedule
3.21 is an accurate and complete list showing (a) the name of each bank in which the Company and its Subsidiaries have an account, credit line or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto, and (b) the names of all persons, if any, holding powers of attorney from the Company and its Subsidiaries and a summary statement of the terms thereof.

     Section 3.22 Compensation of Employees. Set forth in Schedule 3.22 is a complete list showing the names and positions of all salaried employees and exclusive consultants who are currently being compensated in the aggregate from the Company or any Subsidiary at an annualized rate of $100,000 or more, together with a statement of the current annual salary, the bonus compensation paid or payable with respect to the fiscal year ended December 31, 1995 and the material fringe benefits of such employees and exclusive consultants not generally available to all employees of the Company and its Subsidiaries.
Schedule 3.22 also sets forth a complete list showing (a) all bonus compensation paid or payable in the aggregate (whether by agreement, custom or understanding) to any salaried employees of the Company and its Subsidiaries for services rendered during the fiscal year ended December 31, 1995, (b) the names of all retired employees, if any, of the Company or its Subsidiaries who are receiving or entitled to receive any healthcare or life insurance benefits or any payments from the Company and its Subsidiaries not covered by any pension plan to which the Company or its Subsidiaries are a party, their ages and current unfunded pension rate, if any, and (c) a description of the normal severance benefits of the Company and each Subsidiary.

     Section 3.23 No Changes Since the Balance Sheet Date. Since the Balance Sheet Date, except as specifically stated on Schedule 3.23 or as contemplated or otherwise permitted under the terms of this Agreement, neither the Company nor any Subsidiary has (a) permitted any of its assets to be subjected to any Lien other than a Permitted Lien, (b) sold, transferred or otherwise disposed of any assets or properties except in the ordinary course of business and which had an aggregate value of less than $25,000, (c) made any capital expenditure or commitment therefor which individually or in the aggregate exceeded $100,000,
(d) declared or paid or set aside for payment any dividends or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, (e) paid or incurred any obligation to pay any bonuses to employees other than as accrued for on the Balance Sheet, (f) increased or prepaid its indebtedness for borrowed money, except current borrowings in the ordinary course of business under credit lines disclosed on the Balance Sheet, or made any loan to any Person other than to any employee for normal travel and expense advances or relocation allowances consistent with past practice, (g) written down the value of any work-in-process, or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the ordinary course of business, none of which individually or in the aggregate, is material to the Company and its Subsidiaries taken as a whole (h) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee who, whether as a result of such increase or prior thereto, receives aggregate compensation from the Company or any Subsidiary at an annual rate of $100,000 or more, or entered into any employment agreement which is not cancelable without penalty or financial obligation within 30 days and which has total compensation of more than $300,000 over the term thereof, or except in the ordinary course of business to any other employees, (i) canceled or waived any claims or rights of substantial value, (j) made any change in any method of accounting, (k) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business, (l) amended in any material respect or terminated any agreement which is material to its business, (m) renewed, extended or modified in any material respect any lease of real property or except in the ordinary course of business any lease of personal property, (n) adopted, amended in any material respect or terminated any Plan, or (o) agreed, whether or not in writing, to do any of the foregoing.

     Section 3.24 Vote Required. Pursuant to Pennsylvania law and the condition to Omnicom's obligation to consummate the Merger as set forth in Section 8.6 below, (a) the affirmative votes of the holders of record of at least a majority of the outstanding shares of Company Common Stock, voting as a class, and of the sole holder of record of all of the Company Preferred Stock, voting as a class, with respect to the adoption of this Agreement,(b) the affirmative vote of the Trustee of the Company 401(k) Profit Sharing Plan (the "Profit Sharing Plan") with respect to all shares of Company Common Stock owned by it with respect to the adoption of this Agreement, and (c) the affirmative vote of the holders of a majority of the voting power represented by the outstanding shares of Company Common Stock and Company Preferred Stock, voting together as a single class, with respect to the adoption of the Escrow Agreement and the appointment of the Shareholder Representative, are the only votes of the holders of any class or series of any class of the capital stock of the Company required to adopt the Agreement and approve the Merger and the other transactions contemplated hereby.

     Section 3.25 Corporate Controls. To the best knowledge, information and belief of the Company, neither the Company, any Subsidiary nor any director, officer, agent, employee or other Person associated with or while acting on behalf of the Company or any Subsidiary, has, directly or indirectly: used any corporate fund for unlawful contributions, gifts, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on its books or records; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, or other payment of a similar or comparable nature, to any Person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained, and neither the Company nor any Subsidiary has participated in any boycott or other similar practices affecting any of its actual or potential customers.

     Section 3.26 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion in either (i) the registration statement on Form S-4 to be filed with the SEC by Omnicom in connection with the issuance of Omnicom Stock under this Agreement (the "Registration Statement") or
(ii) the information statement relating to the Special Meeting to be held in connection with this Agreement and the transactions contemplated hereby (the "Information Statement"), contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or will, at the time the Registration Statement becomes effective under the Securities Act and at the date on which the Information Statement is mailed to the Company Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 3.27 Brokers. Except as set forth on Schedule 3.27, no broker, finder, agent or similar intermediary has acted on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and except as set forth on Schedule 3.27 no brokerage commissions, finder's fees or similar fees or commissions are payable by the Company or any Subsidiary in connection therewith based on any agreement, arrangement or understanding with any of them.

     Section 3.28. Transaction Costs. The legal, accounting, other professional fees and expenses, including the fees and expenses of Ad Media Corporate Advisors, Inc., incurred or to be incurred by the Company and the Subsidiaries in connection with this Agreement and the transactions contemplated hereby, including without limitation the preparation of the Prospectus Materials as provided in Section 7.1 and the transactions contemplated thereby (collectively, the "Transaction Costs") will not exceed $1,500,000.

     Section 3.29 Accounting Matters. To the best knowledge, information and belief of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action which would prevent Omnicom from accounting for the business combination to be effected by the Merger as a pooling-of-interests.

     Section 3.30 Copies of Documents; Schedules. The Company has caused to be made available for inspection and copying by Omnicom and OmniSub and their advisers, true, complete and correct copies of all documents referred to in this
Article  III or in any Annex or  Schedule.  The  Schedules  referred  to in this
Article III have been previously delivered to Omnicom and OmniSub by the Company.


                                   ARTICLE IV

                     REPRESENTATIONS OF OMNICOM AND OMNISUB

     Omnicom and OmniSub, jointly and severally, represent and warrant to the Company as follows:

     Section 4.1 Existence and Good Standing. Omnicom is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. OmniSub is a corporation duly organized and validly existing and for which no Articles of Dissolution have been filed under the laws of the Commonwealth of Pennsylvania. Each of Omnicom and OmniSub has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted.

     Section 4.2 Execution and Validity of Agreements. Each of Omnicom and OmniSub has the full corporate power and authority to enter into this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Omnicom and OmniSub and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required corporate action on behalf of Omnicom and OmniSub. This Agreement has been duly and validly executed and delivered by Omnicom and OmniSub and, assuming due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Omnicom and OmniSub, enforceable against each of them in accordance with its terms.

     Section 4.3 Non-Contravention; Approvals and Consents.

     4.3.1 Non-Contravention. The execution, delivery and performance by Omnicom and OmniSub of their obligations hereunder and the consummation of the transactions contemplated hereby will not conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Omnicom or OmniSub under, any of the terms, conditions or provisions of (a) the certificate or articles of incorporation or by-laws of Omnicom or OmniSub, or (b) subject to the taking of the actions described in
Section 4.3.2, (i) any Laws or Orders of any Governmental or Regulatory Authority applicable to Omnicom or OmniSub or any of their respective assets or properties, or (ii) any Contract to which Omnicom or OmniSub is a party or by which Omnicom or OmniSub or any of their respective assets or properties is bound.

     4.3.2 Approvals and Consents. Except (a) for the filing of a pre-merger notification report by Omnicom under HSR Act, (b) for the filing of the Information Statement and Registration Statement with the SEC pursuant to the Exchange Act and the Securities Act, the declaration of the effectiveness of the Registration Statement by the SEC and any filings with various state securities authorities that are required in connection with the transactions contemplated by this Agreement, (c) for the filing of the Articles of Merger and other appropriate merger documents required by the PBCL with the Pennsylvania Department of State and appropriate documents with the relevant authorities of other states in which the Company and/or OmniSub is qualified to do business, and (d) as disclosed on Schedule 4.3.2, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which Omnicom or OmniSub is a party or by which Omnicom or OmniSub or any of their respective assets or properties is bound for the execution and delivery of this Agreement by Omnicom or OmniSub, the performance by Omnicom and OmniSub of their respective obligations hereunder or the consummation of the transactions contemplated hereby.

     Section 4.4 Omnicom Stock. The shares of Omnicom Stock to be delivered to the holders of the Company Stock pursuant to this Agreement, when delivered as provided herein, will be validly issued and outstanding shares of voting common stock of Omnicom, fully paid and non-assessable, and will not be subject to preemptive rights of any Person. The Omnicom Stock to be so delivered will be registered under the Registration Statement and duly listed for trading on the New York Stock Exchange as of the Closing Date.

     Section 4.5 Financial Statements and No Material Changes. Omnicom has previously furnished to the Company true and complete copies of its Annual Reports on Form 10-K for the three fiscal years ended December 31, 1992, 1993 and 1994, as amended by the Reports on Form 10-K/A filed in respect of the 1992 and 1993 Annual Reports, and complete copies of its Quarterly Reports on Form 10-Q for the three quarters ended March 31, June 30 and September 30, 1995. Since September 30, 1995, there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or the results of consolidated operations of Omnicom and its subsidiaries. Since December 31, 1992, Omnicom has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder (the "SEC Reports"), all of which complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act. None of the SEC Reports, at the time filed (and in the case of the 1992 and 1993 Annual Reports on Form 10-K, as amended by the applicable Form 10-K/A) contained any untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, or in which they will be made, not misleading. The audited financial statements included in such SEC Reports have been prepared in accordance with GAAP applied on a consistent basis (except as stated therein) and present fairly, in all material respects, the consolidated financial position of Omnicom and its subsidiaries as of the respective dates thereof, and the consolidated results of operations and cash flows for each of the periods then ended.

     Section 4.6 Litigation. There is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before (or to the best knowledge, information and belief of Omnicom and OmniSub, any investigation by), any Governmental or Regulatory Authority, pending or, to the best knowledge, information and belief of Omnicom and OmniSub, threatened against Omnicom or OmniSub with respect to this Agreement or the transactions contemplated hereby, or against or affecting Omnicom or any of its subsidiaries or any of their properties or rights which, if adversely determined, would be reasonably likely to have a material and adverse effect on the financial condition, results of operations, assets, properties or businesses of Omnicom and its subsidiaries taken as a whole.

     Section 4.7 Brokers. No broker, finder, agent or similar intermediary has acted on behalf of Omnicom or OmniSub or their affiliates in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finder's fees or similar fees or commissions are payable by Omnicom or OmniSub in connection therewith based on any agreement, arrangement or understanding with any of them.

     Section 4.8 Information Supplied. None of the information supplied or to be supplied by Omnicom for inclusion in either (a) the Registration Statement or
(b) the Information Statement, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or will, at the time the Registration Statement becomes effective under the Securities Act and at the date on which the Information Statement is mailed to the Company Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder.

     Section 4.9 OmniSub. OmniSub was formed solely for the purpose of the Merger and engaging in the transactions contemplated hereby. As of the date hereof and the Effective Time, the capital stock of OmniSub is and will be directly owned 100% by Omnicom. Further, there are not as of the date hereof and there will not be at the Effective Time any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements requiring OmniSub to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby, OmniSub has not and will not have incurred, directly or indirectly through any subsidiary or affiliate, any obligations or liabilities or engaged in any business or activities of any type of kind whatsoever or entered into any agreements or arrangements with any person or entity.

     Section 4.10 Copies of Documents; Schedules. Omnicom and OmniSub have caused to be made available for inspection and copying by the Company and its advisers, complete and correct copies of all documents referred to in this
Article IV or in any Schedule. The Schedules referred to in this Article IV have been previously delivered to the Company by Omnicom or OmniSub.


                                    ARTICLE V

                            COVENANTS OF THE COMPANY

     The Company covenants and agrees with Omnicom and OmniSub that, at all times from and after the Execution Date until the Closing, the Company will comply with all covenants and provisions of this Article V, except to the extent Omnicom (on behalf of itself and OmniSub) may otherwise consent in writing.

     Section 5.1 Regulatory and Other Approvals. The Company will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of the Company to consummate the transactions contemplated hereby including without limitation those described on Schedule 3.9.2, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and
(c) provide reasonable cooperation to Omnicom and OmniSub in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Omnicom or OmniSub to consummate the transactions contemplated hereby, including without limitation complying, if necessary, with the Workers Adjustment and Retraining Notification Act (P.L. 100-379). The Company will provide prompt notification to Omnicom when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Omnicom of any communications (and, unless precluded by law, provide copies of any such communications that are in writing) with any

Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

     Section 5.2 HSR Filings. In addition to and without limiting the covenants contained in Section 5.1, the Company will (a) take promptly all actions necessary to make the filings required of the Company under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by the Company from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with Omnicom in connection with Omnicom's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

     Section 5.3 Full Access. The Company will (a) provide Omnicom and OmniSub and their respective officers, employees, counsel, accountants, financial advisors, consultants and other representatives (collectively, "Advisors") with full access, upon reasonable prior notice and during normal business hours, to the executive officers and agents of the Company who have any material responsibility for the conduct of the business of the Company and its Subsidiaries, to the Company's accountants and their work papers, but only to the extent that such access does not unreasonably interfere with the business of the Company and its Subsidiaries and (b) furnish Omnicom, OmniSub and the Advisors with all such information and data concerning the Company as Omnicom, OmniSub or the Advisors reasonably may request in connection with such investigation, except to the extent that furnishing any such information or data would violate any Law, Order, Contract or License applicable to the Company or any Subsidiary.

     Section 5.4 No Solicitations. The Company will not take, nor will it permit any affiliate (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of it or any such affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Company) any offer or inquiry concerning the acquisition of the Company from any Person (a "Potential Acquiror") other than Omnicom or OmniSub (an "Acquisition Proposal"). The Company shall promptly inform Omnicom, orally and in writing, of the material terms and conditions of any proposal or offer for, or which may reasonably be expected to lead to, an Acquisition Proposal that it receives and the identity of the Potential Acquiror. The Company shall immediately cease any existing activities, discussions or negotiations with any parties with respect to any Acquisition Proposal.

     Section 5.5 Conduct of Business. From the Execution Date to the Closing Date, except as contemplated or otherwise permitted under the terms of this Agreement, the Company will operate the business of the Company and the Subsidiaries only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as required by Section 5.12 and as contemplated by or otherwise permitted by the terms of this Agreement or any Schedule hereto, the Company will refrain, and will cause its Subsidiaries to refrain, from taking any of the following actions unless consented to in writing by Omnicom (on behalf of itself and OmniSub), which consent shall not be unreasonably withheld:

          (a) selling, leasing or otherwise disposing of all or a substantial part of its assets or business;

          (b) amending its Articles of Incorporation or By-laws (or equivalent charter documents);

          (c) changing its equity capitalization;

          (d) engaging in any acquisition of the stock, assets or business of another corporation or entity or making any equity investment of corporate funds in another corporation or entity other than short-term investments in cash equivalents;

          (e) merging or consolidating with and into any corporation, limited liability company or other entity, or merging or consolidating any corporation, limited liability company or other entity with and into it;

          (f) engaging in any liquidation or dissolution;

          (g) engaging in any transaction involving an amount in excess of $100,000, other than in the ordinary course of business to service its clients;

          (h) engaging in the issuance or sale of stock or securities, or options, warrants or obligations convertible into such stock or securities, or issuing any phantom stock, equity participation units, stock appreciation rights or similar rights;

          (i) entering into any new line of business;

          (j) prepaying any indebtedness for borrowed money; creating or modifying any of the terms of any of the following financial arrangements: any Lien on any of its assets or properties other than a Permitted Lien; any guarantee by it of the obligations of any third party, whether a director, officer or employee of the Company or any Subsidiary, or otherwise; and any indebtedness for borrowed money except in the ordinary course of its business under credit lines set forth on Schedule 3.8;

          (k) entering into any arrangement with any employee or consultant pursuant to which the compensation or fee payable to such employee or consultant shall wholly or partially be contingent upon (a) a percentage of its revenues or the revenues generated by it relating to any of its clients or (b) its profits, except for renewals in the ordinary course of business and consistent with past practice of outstanding arrangements of such type;

          (l) making any loans to any employee other than normal travel and expense advances or relocation allowances, in each case consistent with past practices, or to any other Person;

          (m) except as disclosed in Schedule 3.8 hereto, entering into any lease, or purchase of real property or commitment to construct real property;

          (n) granting any compensation increase to any existing employee whose total annual compensation would after such increase exceed $100,000; paying bonuses to any existing employees except to the extent accrued for on the Balance Sheet; or entering into any employment agreement which is not cancelable without penalty or financial obligation within 30 days and which has total compensation of more than $300,000 over the term thereof;

          (o) entering into any contract or agreement with any officer or director;

          (p) entering into any affiliation arrangement with any advertising agency, other than Omnicom or any affiliate thereof;

          (q) declaring or paying any dividends to its stockholders or making other distributions in respect of its capital stock, splitting, combining or reclassifying any of its capital stock, or issuing or authorizing or proposing the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or repurchasing, redeeming or otherwise acquiring any of its shares of capital stock;

          (r) amending in any material respect any contract or agreement material to its business;

          (s) entering into any severance agreement involving a payment or obligation to pay any amount in excess of the normal severance benefit of the Company or the applicable Subsidiary, as the case may be, as set forth on Schedule 3.22;

          (t) releasing, canceling or assigning any indebtedness for borrowed money owed to it, or waiving any material right relating to its properties;

          (u) accepting as a client any Person that the President of Omnicom, in his reasonable discretion, determines to be contrary to the best interests of Omnicom and its subsidiaries;

          (v) creating or modifying any Plan or increasing the fringe benefits of any director or officer;

          (w) entering into any transaction or performing any act which would be reasonably likely to result in any of the representations and warranties of the Company contained in this Agreement not being true and correct in any material respect; or agreeing to take any of the actions that are prohibited herein or which would constitute a violation of any of the covenants of the Company contained herein; and

          (x) delegating to directors or officers the power to take any of the actions prohibited by any of the foregoing clauses.

     Section 5.6 Financial Information. Within 10 business days after the close of each month between the Execution Date and the Closing Date, the Company shall furnish to Omnicom the unaudited consolidated balance sheets of the Company and its subsidiaries, as at the close of such month, and the related consolidated statements of income and (with respect to quarterly consolidated statements) cash flows for the period then ended and the fiscal year-to-date. The unaudited financial statements referred to in this Section 5.6 shall be prepared in accordance with GAAP applied on a consistent basis with the audited financial statements provided to Omnicom and OmniSub pursuant to Section 3.4 above, provided that such financial statements shall not contain footnotes and shall be subject to normal year-end adjustments and accruals.

     Section 5.7 Notice and Cure. The Company will notify Omnicom in writing of, and contemporaneously will provide Omnicom with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to the Company, occurring after the Execution Date that causes or will cause any covenant or agreement of the Company under this Agreement to be breached or that renders or will render untrue in any material respect any representation or warranty of the Company contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Company also will notify Omnicom in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any other violation or breach, as soon as practicable after it becomes known to the Company, of any representation, warranty, covenant or agreement made by the Company in this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Omnicom's right to seek indemnity under Article XI.

     Section 5.8 Consultation. Between the Execution Date and the Closing Date, the Company will consult with management of Omnicom and the Diversified Agency Services Division of Omnicom with a view to informing such management as to the operation and management of the Company and the Subsidiaries. The Company will use commercially reasonable efforts to preserve the business organization of the Company and the Subsidiaries, to preserve the present business relationships of the Company and the Subsidiaries, and to preserve all of the confidential information and trade and business secrets of the Company and the Subsidiaries.

     Section 5.9 Company Shareholders' Approval. Within five days after the Registration Statement becomes effective, the Company shall give notice to the holders of Company Stock as of a record date not less than ten days nor more than twenty days prior to such mailing (the "Voting Shareholders") of a special meeting of its stockholders (the "Special Meeting") to be held not less than 20 business days nor more than 30 days from the mailing of such notice for the purpose of voting on and approving, inter alia, (a) this Agreement and the transactions contemplated hereby, and (b) the Escrow Agreement and the transactions contemplated thereby, and the designation of a representative (the "Representative") to act on behalf of the Company Shareholders, including naming one or more alternative individuals to act as Representative in the event that the designated Representative shall have died, resigned or otherwise become incapable or unwilling to act as Representative and providing for an appropriate selection procedure if all of such named alternatives are unwilling or unable to serve as Representative (the "Company Shareholders' Approval"). Approval of the Escrow Agreement and the selection of the Representative (and successors) shall be included in a resolution to be acted upon by the Company Shareholders. Such resolution shall provide for, inter alia, the Company Shareholders' acceptance of the Representative as the collective agent of the Company Shareholders under the terms of the Escrow Agreement; and authorize such Representative to (w) execute and deliver the Escrow Agreement and any documents incident or ancillary thereto, including without limitation, any amendments, cancellations, extensions or waivers in respect thereof, (x) respond to and make determinations in respect of the assertion of any and all claims for indemnification by Omnicom, and to assert claims, pursuant to the terms of the Escrow Agreement and the provisions of this Agreement pertaining thereto, (y) execute and deliver any stock powers which may be required to be executed by any Company Shareholder in order to permit the delivery to Omnicom of any shares of Omnicom Stock to be delivered to Omnicom from an Escrow Fund in accordance with the provisions of the Escrow Agreement, and (z) take all such other actions as may be necessary or desirable to carry out his responsibilities as collective agent of the Company Shareholders in respect of the Escrow Agreement. The Company shall use its best efforts to obtain the Company Shareholders' Approval. The Company will, through its Board of Directors, include in the Information Statement, the recommendation of the Board of Directors of the Company that the Voting Shareholders adopt this Agreement and the Escrow Agreement, and approve the Merger, the transactions contemplated by this Agreement and the Escrow Agreement, and the appointment of the Representative.

     Section 5.10 Tax Returns. The Company will cause to be prepared all tax returns of the Company and its Subsidiaries required to be filed prior to the Effective Time (taking into account any valid extensions of due dates) with respect to the taxable year ended December 31, 1995. Except as Omnicom and the Company may agree, such returns will be prepared in accordance with the past practices of the Company (including tax accounting methods, tax elections and similar items), to the extent permitted by law. Such returns shall be furnished to Omnicom no later than 15 days prior to the due date thereof (taking into account any valid extensions of due dates) for Omnicom's approval, which approval shall not be unreasonably withheld or delayed.

     Section 5.11 Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, at the Closing the Company will execute and deliver each agreement that the Company is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Omnicom and OmniSub contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

     Section 5.12 Repayment of Indebtedness. Between the Execution Date and the Closing Date, all indebtedness of directors, officers and employees of the Company or any Subsidiary to the Company or any Subsidiary shall be repaid in full, other than (a) as set forth on Schedule 5.12 and (b) routine travel and expense advances or relocation allowances made (x) in the ordinary course of business, (y) within the 90 days prior to the Closing Date, and (z) consistent in amount with past practice. Section 5.13 Tax Opinion. The Company will provide Omnicom with the written opinion of Deloitte & Touche LLP regarding tax matters for inclusion in the initial filing of the Registration Statement.

     Section 5.14 Amendment of Profit Sharing Plan. Between the Execution Date and the Closing Date, the Company shall take such action as may be required to amend the Profit Sharing Plan to eliminate the minimum contribution each year of 20% of pre-tax consolidated income, with respect to all or any portion of the calendar year commencing January 1, 1996 and to all years thereafter.

                                   ARTICLE VI

                        COVENANTS OF OMNICOM AND OMNISUB

     Omnicom and OmniSub covenant and agree with the Company that, at all times from and after the Execution Date until the Closing, Omnicom and OmniSub will comply with all covenants and provisions of this Article VI, except to the extent the Company may otherwise consent in writing.

     Section 6.1 Regulatory and Other Approvals. Omnicom and OmniSub will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Omnicom or OmniSub to consummate the transactions contemplated hereby, including without limitation those described on Schedule 4.3.2, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) provide reasonable cooperation to the Company in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of the Company to consummate the transactions contemplated hereby. Omnicom will provide prompt notification to the Company when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the Company of any communications (and, unless precluded by law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

     Section 6.2 HSR Filings. In addition to and without limiting the covenants contained in Section 6.1, Omnicom will (a) take promptly all actions necessary to make the filings required of Omnicom under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by Omnicom from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with the Company in connection with the Company's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

     Section 6.3 Financial Information and Reports. As soon as reasonably practicable after it becomes publicly available, Omnicom shall furnish to the Company any Report on Form 10-K or other registration statement or report filed by Omnicom with the SEC following the Execution Date and prior to the Closing Date.

     Section 6.4 Notice and Cure. Omnicom or OmniSub will notify the Company in writing of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Omnicom or OmniSub, occurring after the Execution Date that causes or will cause any covenant or agreement of Omnicom or OmniSub under this Agreement to be breached or that renders or will render untrue in any material respect any representation or warranty of Omnicom or OmniSub contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Omnicom or OmniSub also will notify the Company in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any other violation or breach, as soon as practicable after it becomes known to Omnicom or OmniSub, of any representation, warranty, covenant or agreement made by Omnicom or OmniSub in this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

     Section 6.5 Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, at the Closing Omnicom and OmniSub will execute and deliver, or cause the execution and delivery of, each agreement that Omnicom and OmniSub or one of their affiliates is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the Company contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

     Section 6.6 Blue Sky; New York Stock Exchange Listing. Omnicom and OmniSub will use their best efforts to (a) obtain no later than the effective date of the Registration Statement all necessary state securities and blue sky authorizations required to issue the Omnicom Stock as contemplated by this Agreement (and pay all expenses incident thereto) and (b) cause such shares of Omnicom Stock to be listed on the New York Stock Exchange, subject only to official notice of issuance.

     Section 6.7 Exchange Act Filings. For a period of three years immediately following the Closing Date, Omnicom shall file in a timely manner all reports required to be filed pursuant to and in accordance with Section 13 and Section 15(d) of the Exchange Act.

     Section 6.8 Indemnification of Directors and Officers.

          (a) Except to the extent required by law, for as long as the directors' and officers' liability insurance is required to be maintained under clause (b) below, Omnicom will not take any action so as to amend, modify or repeal the provisions for indemnification of directors, officers, employees or agents contained in the Articles of Incorporation or By-laws (or other comparable charter documents) of the Surviving Corporation and its Subsidiaries (which as of the Effective Time shall be no less favorable to such individuals than those maintained by the Company and its Subsidiaries on the date hereof) in such a manner as would materially and adversely affect the rights of any individual who shall have served as a director, officer, employee or agent of the Company or any of its Subsidiaries prior to the Effective Time to be indemnified by such corporations in respect of their serving in such capacities prior to the Effective Time.

          (b) Except as provided in the next sentence, Omnicom shall cause the Surviving Corporation to maintain in effect for three years the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and the Company's Subsidiaries with respect to matters occurring prior to the Effective Time; provided, however, that Omnicom, at the Surviving Corporation's cost, may substitute therefor policies of substantially the same coverage containing terms and conditions which are no less favorable than any such insurance in effect immediately prior to the Effective Time. Notwithstanding the foregoing, Omnicom shall not be required to pay in any year an annual premium for such insurance in excess of $50,000, and shall cease to have any obligation under this Section 6.8 as soon as it (or the Surviving Corporation) shall have expended an aggregate of $150,000 for such insurance. In any year in which the annual premium shall exceed $50,000, Omnicom shall maintain (if insurance is obtainable) at least the level of such insurance as may be obtained at an annual premium of $50,000.


                                   ARTICLE VII

                                MUTUAL COVENANTS

     Omnicom, OmniSub and the Company mutually covenant and agree with each other as follows:

     Section 7.1 Preparation of Registration Statement. Omnicom and the Company shall prepare the Registration Statement to be filed with the SEC under the Securities Act for the registration of the Omnicom Stock to be issued in connection with this Agreement. The Registration Statement and the related Information Statement and prospectus forming a part of the Registration Statement shall be mailed to the Voting Shareholders in connection with the Special Meeting, to be held for the purpose of authorizing the transactions contemplated by this Agreement (the Registration Statement and the Information Statement and prospectus are hereinafter referred to collectively as the "Prospectus Materials"). Omnicom and the Company shall cooperate with each other in the preparation of the Prospectus Materials and any related filings as shall be necessary under the securities laws of any state or other jurisdiction. Omnicom shall prepare and file the Registration Statement and shall use its best efforts to cause it to become effective as promptly as possible. Omnicom and OmniSub and the Company shall furnish all information relating to Omnicom, OmniSub or the Company and its Subsidiaries, as the case may be, reasonably necessary in order to prepare the Prospectus Materials.

     Section 7.2 Affiliates Representation Letters. Prior to the Closing Date, the Company shall furnish Omnicom with a list identifying all persons who may be considered, in its opinion, to be "affiliates" of the Company, as the term "affiliates" is used in Paragraphs (c) and (d) of Rule 145 under the Securities Act or in SEC ASR No. 135 (the "Company Affiliates"). The Company shall use its best efforts to cause each Person who it has identified as a Company Affiliate and each additional Person, if any, that Omnicom has identified in writing to the Company as a Company Affiliate, to deliver to Omnicom on or before the Closing Date the Affiliates Representation Letter attached hereto as Exhibit B.

     Section 7.3 Reasonable Efforts to Consummate Transaction. Omnicom, OmniSub and the Company will each use its reasonable efforts and will fully cooperate with each other to consummate the transactions contemplated by this Agreement.

     Section 7.4 Public Announcements. Omnicom, OmniSub and the Company will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any public statement without the prior consent of the other parties which shall not be unreasonably withheld, except as may be required by law or by obligations pursuant to any listing agreements with any national securities exchange.

     Section 7.5 Transfer Tax Compliance. The Company and Omnicom shall comply with Article 31-B of the New York State Tax Law (the "Gains Tax"), relating to the New York State Real Property Transfer Gains Tax, Section 14.15 of the New York State Tax Law relating to the New York State Real Estate Transfer Tax and Chapter 21, Title 11 of the Administrative Code of the City of New York relating the New York City Real Property Transfer Tax and any similar taxes of other applicable jurisdictions (all such taxes collectively, the "Transfer Taxes"). For such purposes, the Company and Omnicom agree that the leasehold interests of the Company in New York have no value and that no portion of the conversion price for the Company Stock is allocable thereto. If transferor and transferee questionnaires are required for compliance with the Gains Tax, the Company and Omnicom shall promptly complete and execute such questionnaires, and the Company shall cause the questionnaires to be filed with the New York State Department of Taxation not later than twenty days prior to the Closing Date. Any similar pre-Closing filing required under the laws of any other applicable jurisdiction shall be made not later than the due date therefor. At the Closing, the Company shall deliver and cause to be filed all returns required to be filed in connection with the Transfer Taxes.


                                  ARTICLE VIII

                CONDITIONS TO OBLIGATIONS OF OMNICOM AND OMNISUB

     The obligations of Omnicom and OmniSub hereunder to effect the Merger on the Closing Date are subject to the fulfillment, at or before the Closing, of each of the following conditions (except with respect to Sections 8.5, 8.6, 8.7, 8.8 and the first sentence of 8.10, all or any of which may be waived in whole or in part by Omnicom, on behalf of itself and OmniSub, in its sole discretion):

     Section 8.1 Representations and Warranties. The representations and warranties made by the Company in this Agreement, or in any Schedule delivered pursuant hereto, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and the Company shall have delivered to Omnicom and OmniSub a certificate, dated the Closing Date, to such effect.

     Section 8.2 Good Standing Certificates. The Company shall have delivered to Omnicom and OmniSub a certificate of existence from the Pennsylvania Department of State and a certificate from the Secretary of State (or comparable official) of each jurisdiction in which the Company is qualified to do business, to the effect that the Company is in good standing in such jurisdiction (in each case together with the applicable tax status certificate). The Company shall have delivered to Omnicom and OmniSub a certificate from the Secretary of State (or comparable official) of each jurisdiction in which a Subsidiary is organized or qualified to do business, to the effect that such Subsidiary is in good standing in such jurisdiction (together with the applicable tax status certificate).

     Section 8.3 Performance. The Company shall have performed and complied with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by the Company at or before the Closing, and the Company shall have delivered to Omnicom and OmniSub a certificate, dated the Closing Date, to such effect.

     Section 8.4 Certified Resolutions. The Company shall have delivered to Omnicom and OmniSub copies of resolutions of the Boards of Directors and of the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified to by the Secretary of the Company.

     Section 8.5 Registration Statement; New York Stock Exchange Listing. The Registration Statement shall have been declared effective by the SEC and on the Closing Date shall remain effective and shall not be subject to a stop order or any threatened stop orders. All necessary state securities and blue sky authorizations required to carry out the transactions contemplated by this Agreement shall have been obtained. The Omnicom Stock issuable in connection with this Agreement shall have been duly listed on the New York Stock Exchange, subject only to official notice of issuance.

     Section 8.6 Company Shareholders' Approval and Dissenters' Rights. The Special Meeting shall have been duly held and at such meeting the requisite affirmative vote of the Voting Shareholders shall have been recorded to authorize and to approve the transactions contemplated hereby in accordance with applicable provisions of Pennsylvania law. The aggregate number of Dissenting Shares shall not exceed 3% of the total number of shares of Company Common Stock outstanding on the Closing Date. The Trustee of the Profit Sharing Plan shall have voted all shares of Company Stock held by the Profit Sharing Plan in favor of the Merger.

     Section 8.7 No Injunctions or Restraints. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, insured, promulgated, enforced or entered by Law or Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

     Section 8.8 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Omnicom, OmniSub and the Company to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred.

     Section 8.9 Required Approvals, Notices and Consents. The Company shall have obtained or given, as the case may be, at no expense to Omnicom or OmniSub and there shall not have been withdrawn or modified any notices, consents, approvals or other actions listed on Schedule 3.9.2 hereof. Each such consent shall be in form reasonably satisfactory to counsel for Omnicom and OmniSub.

     Section 8.10 Pooling of Interests Accounting. The SEC shall not have objected to Omnicom's treatment of the Merger as a pooling-of-interests for accounting purposes. Omnicom shall have received a letter from each of Deloitte

& Touche LLP and Arthur Andersen LLP, in a form acceptable to Omnicom, confirming that the Company and Omnicom, respectively, are poolable entities as provided in APB No. 16.

     Section 8.11 Opinion of Counsel. Omnicom and OmniSub shall have received the opinions of counsel to the Company, dated the Closing Date, substantially in the forms and to the effect of Exhibits C-1 and C-2 hereto.

     Section 8.12 Escrow Agreement. The Representative and the Escrow Agent shall have entered into the Escrow Agreement.

     Section 8.13 Employment Agreements. The Company and each of the individuals listed on Schedule 8.13 shall have entered into an employment agreement, substantially in the form previously approved by each such individual and Omnicom.

     Section 8.14 Non-Competition  Agreements. Each of the individuals listed on
Schedule 8.14 shall have entered into a non-competition agreement substantially in the form previously approved by each such individual and Omnicom.

     Section  8.15  Affiliates.  Representation  Letterss.  Each of the  Company
Affiliates   shall  have  executed  and  delivered  to  Omnicom  the  Affiliates
Representation Letter referred to in Section 7.2.

     Section 8.16 Material Adverse Effect. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since the Execution Date there shall not have occurred any Material Adverse Effect, or any event or development which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     Section 8.17 Proceedings. All proceedings to be taken on the part of the Company in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Omnicom and OmniSub, and Omnicom and OmniSub shall have received copies of all such documents and other evidences as Omnicom and OmniSub may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     Section 8.18 No Withholding Certificate. The Company shall have delivered to Omnicom the statement described in Section 1445(b)(3) of the Code and the regulations thereunder, to the effect that the Company is not, and has not been during the period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation as defined in Section 897(c)(2) of the Code.

     Section 8.19 Tax Opinion. The Company shall have received the opinion of Deloitte and Touche LLP, dated the Closing Date, confirming the tax opinions set forth in its opinion delivered pursuant to Section 5.13.

     Section 8.20 Waivers. The Company shall have delivered to Omnicom a fully executed copy of the "Consent Regarding Agreement Among Ketchum International, Inc., Newscan Company Ltd., Kenneth Chu and Betty Lo".

                                   ARTICLE IX

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company hereunder to effect the Merger are subject to the fulfillment, at or before the Closing, of each of the following conditions (except with respect to Sections 9.5, 9.6, 9.7 and 9.8, all or any of which may be waived in whole or in part by the Company in its sole discretion):

     Section 9.1 Representations and Warranties. The representations and warranties made by Omnicom and OmniSub in this Agreement, or in any Schedule delivered pursuant hereto, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and Omnicom and OmniSub shall have delivered to the Company a certificate, dated the Closing Date, to such effect.

     Section 9.2 Good Standing Certificates. Omnicom shall have delivered to the Company a certificate from the Secretary of State of the State of New York to the effect that Omnicom is in good standing in such state; and OmniSub shall have delivered to the Company a certificate of existence from the Pennsylvania Department of State.

     Section 9.3 Performance. Omnicom and OmniSub shall have performed and complied with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Omnicom and OmniSub at or before the Closing, and Omnicom and OmniSub shall have delivered to the Company a certificate, dated the Closing Date, to such effect.

     Section 9.4 Certified Resolutions. Omnicom and OmniSub shall have delivered to the Company a copy of the resolutions of the Boards of Directors of each of Omnicom and OmniSub authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified to by the Secretary of Omnicom and OmniSub, respectively.

     Section 9.5 Registration Statement, New York Stock Exchange Listing. The Registration Statement shall have been declared effective by the SEC and on the Closing Date shall remain effective and shall not be subject to a stop order or any threatened stop orders. All necessary state securities and blue sky authorizations required to carry out the transactions contemplated by this Agreement shall have been obtained. The Omnicom Stock issuable in connection with this Agreement shall have been duly listed on the New York Stock Exchange, subject only to official notice of issuance.

     Section 9.6 Company Shareholders' Approval. The Special Meeting shall have been duly held and at such meeting the requisite affirmative vote of the Voting Shareholders shall have been recorded to authorize and to approve the transactions contemplated hereby in accordance with applicable provisions of Pennsylvania law.

     Section 9.7 No Injunctions or Restraints. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, insured, promulgated, enforced or entered by Law or Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

     Section 9.8 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the Company, Omnicom and OmniSub to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred.

     Section  9.9  Opinion of  Counsel.  The  Company  shall have  received  the
opinions  of  counsels  to  Omnicom  and  OmniSub,   dated  the  Closing   Date,
substantially in the form and to the effect of Exhibits D-1 and D-2 hereto.

     Section 9.10 Escrow Agreement. Omnicom and the Escrow Agent shall have entered into the Escrow Agreement.

     Section 9.11 Material Adverse Effect. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since the Execution Date there shall not have occurred with respect to Omnicom any material adverse change in the condition (financial or otherwise), liabilities, results of operations, assets, properties or businesses of Omnicom and its subsidiaries taken as a whole, or any events or developments which, individually or in the aggregate, could reasonably be expected to have a material adverse change in the condition (financial or otherwise), liabilities, results of operations, assets, properties or businesses of Omnicom and its subsidiaries taken as a whole.

     Section 9.12 Proceedings. All proceedings to be taken on the part of Omnicom and OmniSub in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received copies of all such documents and other evidences as the Company may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     Section 9.13 Tax Opinion. The Company shall have received the opinion of Deloitte & Touche LLP, dated the Closing Date, to the effect that the Merger is a reorganization within the meaning of Section 368 of the Code.


                                    ARTICLE X

                              ADDITIONAL AGREEMENTS

     Section 10.1 Termination. This Agreement may be terminated and the Merger and other transactions contemplated herein may be abandoned at any time prior to the Closing, notwithstanding the adoption of this Agreement by the Company Shareholders by:

          (a) mutual consent of the Boards of Directors of each of the Company, Omnicom and OmniSub;

          (b) either Omnicom and OmniSub, on the one hand, or the Company, on the other hand, (provided the terminating party is not then in breach hereof) if the other party breaches its representations, warranties or covenants hereunder in any material respect and such breach is not cured within 30 days after the delivery of written notice thereof to such breaching party unless the breach of any such representation, warranty, or covenant does not materially adversely affect the financial condition, business or assets of the breaching party or the ability of any or all parties to consummate the transactions contemplated hereby;

          (c) the Boards of Directors of either Omnicom and OmniSub or the Company in the event a final and nonappealable order, decree or judgment of any court, agency, commission or governmental authority is issued or existing against the parties or any of them or any of their directors which would enjoin the transactions contemplated hereby;

          (d) either Omnicom and OmniSub, on the one hand, or the Company, on the other hand, if the Closing Date has not occurred prior to the close of business on December 31, 1996;

          (e) either Omnicom and OmniSub, on the one hand, or the Company, on the other hand, at any time prior to the scheduled Closing Date if the conditions to such parties' obligation to close set forth in Article VIII or IX, respectively, shall have become incapable of being satisfied by the close of business on December 31, 1996.

     Section 10.2 Effect of Termination. If this Agreement is terminated as provided in Section 10.1 hereof, then except for the provisions of Sections 12.1 and 12.7, which shall survive such termination, and as otherwise provided in this Section, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or its respective officers or directors arising from the act of such permitted termination. Nothing herein shall preclude, however, any action or claim for damages to which any party is otherwise entitled as a result of breach by the other party hereto.


                                   ARTICLE XI

                            SURVIVAL; INDEMNIFICATION

     Section 11.1 Survival. Subject to the limitations set forth in Section 11.4 hereof, the respective representations, warranties, covenants and agreements of the Company, Omnicom and OmniSub contained in this Agreement or in any Schedule, or in any certificate delivered at the Closing, shall survive the Closing. Notwithstanding any right of any party hereto fully to investigate the affairs of any other party, and notwithstanding any knowledge of facts determined or determinable pursuant to such investigation or right of investigation, each party hereto shall have the right to rely fully upon the representations, warranties, covenants and agreements of any other party contained in this

Agreement or in any Schedule furnished by another party or in any certificate delivered at the Closing by any other party.

     Section 11.2 Obligation to Indemnify. Subject to the limitations set forth in Section 11.4 hereof, the Company Shareholders, through the provisions of the Escrow Agreement, agree to indemnify Omnicom, OmniSub and their respective affiliates, directors, officers and employees (collectively the "Indemnified Parties") against, and to protect, save and keep harmless the Indemnified Parties from, and to assume liability for, (a) payment of all liabilities (including liabilities for Taxes), obligations, losses, damages, penalties, claims, actions, suits, judgments, settlements, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorneys', accountants' and expert witnesses' fees) of whatever kind and nature, to the extent not covered by insurance maintained for the benefit of the applicable Indemnified Parties (collectively, "Losses"), that may be imposed on or incurred by the Indemnified Parties as a consequence of or in connection with any inaccuracy or breach of any representation or warranty (other than the representation made in the last sentence of Section 3.12) or covenant of the Company contained in or made pursuant to this Agreement, or the breach of or failure by the Company to perform or discharge any of its obligations under this Agreement or under the transactions contemplated hereby, and (b) any Losses in connection with the reorganization of the media buying operations of KCI. The term "Losses" as used herein is not limited to matters asserted by third parties against an Indemnified Party but includes Losses incurred or sustained by an Indemnified Party in the absence of third party claims.

     Section 11.3 Indemnification Procedures.

     11.3.1 Notice of Asserted Liability. Omnicom shall promptly give notice (the "Claims Notice") to the Representative of any demand, claim or circumstances which gives rise, or with the lapse of time would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation that may result in any Losses (an "Asserted Liability") without regard to the limitations on indemnification set forth in
Section 11.4 below. The Claims Notice shall describe the Asserted Liability in reasonable detail, shall indicate the amount (estimated if necessary, and to the extent feasible) of the Losses that have been or may be suffered by an Indemnified Party.

     11.3.2 Defense of Asserted Liability. If the facts giving rise to the claim for indemnification shall involve any actual or threatened claim or demand by any third party against any Indemnified Party or by an Indemnified Party against any third party (a "Third Party Claim"), Omnicom shall have the right to defend or prosecute such Third Party Claim through counsel of Omnicom's own choosing.

     11.3.3 Cooperation. The Representative, on behalf of the Company Shareholders, shall be entitled to participate in the defense or prosecution of any such claim, demand or litigation at his own expense and through counsel of his own choosing, but control thereof shall remain with Omnicom.

     11.3.4 Settlements. Omnicom may not settle any claim, demand or litigation which would give rise to an indemnification claim hereunder without the consent of the Representative, which consent may not be unreasonably withheld or delayed.

Section 11.4 Limitations on Indemnification.

     11.4.1 Indemnity Cushion. Except as provided in the next sentence, no claim, action or other Asserted Liability (other than an Asserted Liability under Sections 3.27 or 3.28 or the last sentence of Section 3.19.3 hereof) with respect to Losses arising out of any of the matters referred to in clause (a) of
Section 11.2 may be reimbursed until such time as claims, actions or other Asserted Liabilities with respect to Losses arising out of any of the matters referred to in clause (a) of Section 11.2 (other than Asserted Liabilities under Sections 3.27 or 3.28 or the last sentence of Section 3.19.3 hereof) shall exceed $100,000 in the aggregate (in which case the Company Shareholders shall be liable only for all Losses in excess of $100,000). Losses arising out of an Asserted Liability arising out of the matter referred to in clause (b) of
Section 11.2 or under Sections 3.27 or 3.28 or the last sentence of Section 3.19.3, shall be reimbursable without regard to the $100,000 cushion.

     11.4.2 Termination of Indemnification Obligations and Other Limitations.

     (a) Except as provided in the next sentence, the obligation of the Company Shareholders to indemnify shall terminate and be of no further force and effect on the "Termination Date," which shall be earlier to occur of (x) the date of the first independent audit report, if any, of the financial results of the Surviving Corporation following the Effective Time or (y) one year from the Effective Time; provided, however, that (A) claims for Losses arising under clause (a) of Section 11.2 asserted in writing on or prior to the Termination Date shall survive until they are decided and are final and binding upon Omnicom and the Representative (on behalf of the Company Shareholders) as contemplated by the Escrow Agreement, and (B) no claim for Losses arising under clause (a) of
Section 11.2 may be asserted after the Termination Date. The foregoing limitation shall not apply with respect to matters as to which an Indemnified Party is entitled to be indemnified under clause (b) of Section 11.2.

     (b) The parties agree that the satisfaction of liabilities under the Escrow Agreement, and the procedures to be followed in respect thereof, are subject to the specific provisions of such Escrow Agreement relating to the release of the Escrow Funds.

     (c) The rights of Omnicom and the other Indemnified Parties set forth in this Article XI are the exclusive remedy and in lieu of any and all other rights and remedies with respect to Losses arising out of the matters specified in
Section 11.2, and such Losses shall be satisfied solely from the Escrow Funds in accordance with the provisions of this Article XI and the provisions of the Escrow Agreement, and Omnicom and OmniSub agree that none of the Indemnified Parties shall have any recourse for the payment of any Losses of any kind whatsoever arising under Section 11.2 against the past, present or future stockholders, directors, officers and employees of the Company, nor shall any of such persons be personally liable for any such Losses, it being expressly understood that the sole remedy of the Indemnified Parties shall be against the Escrow Funds in accordance with the Escrow Agreement.

     11.4.3 Treatment. Any payments to an Indemnified Party under this Article XI (or under the Escrow Agreement) shall be treated by the parties as an adjustment to purchase price.



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

                                   ARTICLE XII

                                  MISCELLANEOUS

     Section 12.1 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisors and accountants.

     Section 12.2 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the Commonwealth of Pennsylvania without reference to its conflict of laws provisions.

     Section 12.3 Person Defined. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

     Section 12.4 Knowledge Defined. Where any representation and warranty contained in this Agreement is expressly qualified by reference to best knowledge, information and belief of a party, such term shall be limited to the actual knowledge of the executive officers of the party making the representation and warranty and such knowledge that would have been discovered by such executive officers after due and reasonable inquiry.

     Section 12.5 Affiliate Defined. As used in this Agreement, an "affiliate" of any Person, shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

     Section 12.6 Captions. Captions The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 12.7 Confidentiality. Unless and until the Closing shall have occurred and except as may be required in connection with (i) any public announcement that Omnicom, OmniSub and the Company have executed this Agreement, or (ii) any governmental filings contemplated under this Agreement, Omnicom, OmniSub and the Company shall, and shall cause their respective employees, agents, consultants and representatives to, maintain in confidence and not otherwise use or permit the use of information, documents, and data respecting any other party to this Agreement furnished to them, or to any person or entity on their behalf. If this Agreement is terminated pursuant to Section 10.1 hereof or otherwise, each party shall (and Omnicom and OmniSub shall cause any third party to whom it has made permitted disclosures to) (i) return to the other party or destroy all written information, documents, and data furnished to it or to any person or entity on its behalf, and (ii) maintain in confidence all information received by it, or by any person or entity on its behalf, and shall not use or permit the use of such information by others except to the extent that such information is elsewhere available to the public or otherwise rightfully obtained without violation of this Section 12.7 or any other agreement. Notwithstanding the foregoing, the foregoing provision shall not apply to the extent that Omnicom is required to make any announcement or file information relating to or arising out of this Agreement by virtue of the federal securities laws of the United States or the rules and regulations promulgated thereunder or other rules of the New York Stock Exchange, or to any announcement by any party pursuant to applicable law or regulations.

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

     Section 12.8 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) upon personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, postage prepaid, if mailed by certified first class mail, or (c) the next business day if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service, and in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

     If to either Omnicom or to OmniSub, addressed to:

               Omnicom Group Inc.
               437 Madison Avenue
               New York, New York 10022
               Attention:           Secretary
               Fax: (212) 415-3670

               with a copy to:

               Davis & Gilbert
               1740 Broadway
               New York, New York 10019
               Attention:           Michael D. Ditzian, Esq.
               Fax: (212) 468-4888

     If to the Company, addressed to:

               Ketchum Communications Holdings, Inc.
               Six PPG Place
               Pittsburgh, PA 15222-5488
               Attention:           Chief Executive Officer
               Fax: (412) 456-3588

               with a copy to:

               Babst Calland Clements and Zomnir
               Two Gateway Center
               Pittsburgh, Pennsylvania 15222
               Attention:           Ronald W. Frank, Esq.
               Fax: (412) 394-6576

     Section 12.9 Parties in Interest. This Agreement and the rights and obligations of the parties hereunder shall not be assignable to any Person without the written consent of all parties.

     Section 12.10 Severability. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

     Section 12.11 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

     Section 12.12 Entire Agreement. This Agreement, including the Schedules and Exhibits, and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. The Company makes no representation or warranty to Omnicom or OmniSub except as set forth in this Agreement and the Schedules hereto. This Agreement supersedes all prior oral and written agreements and understandings between the parties with respect to such subject matter.

     Section 12.13 Amendment. This Agreement and the Schedules attached hereto or heretofore delivered may be amended, supplemented or modified by the parties hereto only by an agreement in writing signed on behalf of each of the parties hereto following due authorization at any time.

     Section 12.14 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto and their respective successors and assigns as permitted under Section 12.9.

     Section 12.15 Extension; Waiver. The Company, on the one hand, and Omnicom (on behalf of itself and OmniSub), on the other hand, each may, by instrument duly authorized in writing signed on behalf of each party, (a) extend the time for performance of any of the obligations or other acts of such other party, (b) waive any inaccuracies in the representations and warranties of such other party contained herein or in any document delivered pursuant hereto, or (c) except as set forth in the first paragraph of each of Articles VIII and IX, waive compliance with any of the agreements or conditions of such other party contained herein. No such waiver or extension shall be effective unless in writing (and specifically describing the provision or provisions being waived) and signed by the party or parties sought to be bound thereby, and any such waiver or extension on a specific occasion shall not imply a waiver or extension on a future occasion.

     Section  12.16  Exchange  Rate;  Use of  Terms.  Where  a  Section  of this
Agreement provides amounts in U.S. Dollars for purposes of determining the disclosures required to be made thereunder, it is understood that the equivalent amounts in foreign currencies shall be calculated based on the exchange rates in effect at the close of business on December 31, 1995. Similarly, references to any U.S. legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept or thing shall in respect of any jurisdiction other than the United States, be deemed to include what nearly approximates in that jurisdiction to the U.S. legal term.

     IN WITNESS WHEREOF, Omnicom, OmniSub and the Company have each caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized on the day and year first above written.


                                            OMNICOM GROUP INC.

                                            By:
                                               -------------------------------


                                            KCI ACQUISITION INC.

                                            By:
                                               -------------------------------


                                            KETCHUM COMMUNICATIONS
                                             HOLDINGS, INC.

                                            By:
                                               -------------------------------






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